                                                                   EXHIBIT 10.12

================================================================================

                              AMENDED AND RESTATED
                             SECURED LOAN AGREEMENT

                            dated as of May 10, 2000

                                      among

                    CRESCENT REAL ESTATE FUNDING VIII, L.P.,
                                  as Borrower,

                            UBS AG, STAMFORD BRANCH,
                                   as Lender,

                              FLEET NATIONAL BANK,
                                   as Lender,

                      FLEETBOSTON ROBERTSON STEPHENS INC.,
                              as Syndication Agent,

                           CITICORP REAL ESTATE, INC.,
                             as Documentation Agent

                                       and

                            UBS AG, STAMFORD BRANCH,
                             as Administrative Agent

================================================================================

         AMENDED AND RESTATED SECURED LOAN AGREEMENT dated as of May 10, 2000 among CRESCENT REAL ESTATE FUNDING VIII, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), UBS AG, STAMFORD BRANCH (in its individual capacity and not as Administrative Agent, "UBS"), FLEET NATIONAL BANK, as successor to BankBoston, N.A. ("Fleet"), the other lenders (if any) signatory hereto, FLEETBOSTON ROBERSTON STEPHENS INC., as Syndication Agent, CITICORP REAL ESTATE, INC., as Documentation Agent, and UBS AG, STAMFORD BRANCH, as administrative agent for Lenders (in such capacity, together with its successors in such capacity, "Administrative Agent"; UBS, Fleet, the other lenders (if any) signatory hereto and such other lenders who from time to time become Lenders pursuant to Section 3.07, 10.22 or 12.05, each a "Lender" and collectively, "Lenders").

         Borrower, as Borrower, UBS and Fleet , as Lenders, and Administrative Agent are parties to a Secured Loan Agreement, dated as of January 31, 2000 (as amended by letter agreement, dated as of March 31, 2000, the "Prior Loan Agreement"), providing for the making of the Loan. The Initial Advance was made on February 4, 2000. As part of the Initial Advance, Tranches B and C of the Loan were fully disbursed. All the conditions precedent to the making of the Initial Advance set forth in Section 4.01 heretofore have been satisfied or waived. Subsequent to the making of the Initial Advance, certain Properties were released and, in connection therewith, Tranche C was partially repaid, so that, as of the date hereof, the outstanding principal amounts under Tranche B and Tranche C (as reallocated pursuant to this Amended and Restated Secured Loan Agreement) are $150,000,000 and $333,854,054, respectively. The Properties that were released, and which therefore no longer constitute Properties hereunder, are the Properties identified on SCHEDULE A as Central Park Plaza, Walnut Green, 1615 Poydras, Amberton Tower, Concourse Office Park and One Preston Park. (Central Park Plaza, Walnut Green and 1615 Poydras also no longer constitute Disposition Properties.) The properties that constitute Properties as of the date hereof are listed on SCHEDULE A-1.

         Borrower, Lenders and Administrative Agent desire to make certain modifications to the Prior Loan Agreement pursuant to this Amended and Restated Secured Loan Agreement, which amends and restates the Prior Loan Agreement in its entirety. Borrower represents and warrants that all of the representations and warranties contained herein and in the other Loan Documents are true and correct as of the date hereof as though remade as of the date hereof.


         NOW THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, Borrower, Administrative Agent and each Lender agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings:

         "Additional Costs" has the meaning specified in Section 3.01.

         "Administrative Agent" has the meaning specified in the preamble.

         "Administrative Agent's Office" means Administrative Agent's office located as set forth on its signature page hereof, or such other address in the United States as Administrative Agent may designate by notice to Borrower and Lenders.

         "Affected Lender" has the meaning specified in Section 3.07.

         "Affected Loan" has the meaning specified in Section 3.04.

         "Affiliate" means, with respect to any Person (the "first Person"), any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement Regarding Encumbrances" means that certain agreement dated the Closing Date wherein CEI LP makes certain covenants and agreements as owner and contract seller of those Properties identified on SCHEDULE A as Walnut Green, AT&T Building, 1615 Poydras and Central Park Plaza.

         "Applicable Lending Office" means, for each Lender and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Lender (or of an Affiliate of such Lender) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

         "Applicable Margin" means (1) with respect to Base Rate Loans under Tranches A, B and C, .50% per annum, (2) with respect to LIBOR Loans under Tranches A and B, 2.50% per annum and (3) with respect to the LIBOR Loans under Tranche C, 2.75% per annum.

         "Assignee" has the meaning specified in Section 12.05.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a

Lender assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

         "Assignments of Loan Rights" means those certain Collateral Assignments of Notes, Liens and Other Loan Rights dated the Closing Date from, respectively, Borrower and SMA to Administrative Agent, as agent for Lenders, assigning the applicable Collateral Notes and Mortgages and various rights and documents incidental thereto, as security for the payment and performance of the Obligations.

         "Assignment of Sales Proceeds" means that certain assignment dated the Closing Date from CEI LP to Administrative Agent, as agent for Lenders, assigning its rights to the sales proceeds under the Sales Contracts (other than the Sales Contract regarding Woodlands), as security for the payment and performance of the Obligations.

         "Assignment Regarding Hedging" means the Assignment and Agreement (Re:
Hedging Product) from Borrower to Administrative Agent dated as of the date hereof.

         "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A.

         "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus .50% or (2) the Prime Rate for such day.

         "Base Rate Loan" means all or any portion (as the context requires) of a Lender's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

         "Borrower" has the meaning specified in the preamble.

         "Borrower's Consolidating Financial Statements" means the consolidating balance sheet and related statement of operations, accumulated deficiency in assets and cash flows (which shall specify the respective contributions of each of the individual Properties), and footnotes thereto, of Borrower, prepared in accordance with GAAP.

         "Borrower's Principals" means those individuals who are the officers and directors of Borrower or Guarantor at any applicable time.

         "Business Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "CCRH" means Crescent Commercial Realty Holdings, L.P., a single purpose Delaware limited partnership, an Affiliate of Borrower and wholly owned by CEI LP, which is the owner of Trammell Crow Center.

         "CEI" means Crescent Real Estate Equities Company, a Texas real estate investment trust which directly and indirectly, owns approximately 90% of the beneficial interest in, and controls, CEI LP.

         "CEI LP" means Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership which owns and controls 100% of Borrower.

         "CEI LP's Collateral Assignment" means the Collateral Assignment by CEI LP to Administrative Agent for the benefit of Lenders with respect to CEI LP's Interest in The Woodlands.

         "CEI LP's Interest in The Woodlands" mean, those partnership interest(s) held by CEI LP in Woodlands Office Equities, which partnership interest(s) are more particularly identified in the Partnership Assignment regarding Woodlands.

         "CEI Ltd." means Crescent Real Estate Equities, Ltd., a Delaware corporation, the sole general partner of CEI LP.

         "Change in Control" means the occurrence of any of the following: (i) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of CEI equal to at least thirty percent (30%); or (ii) as of any date a majority of the Board of Directors of CEI consists of individuals who were not either (A) directors of CEI as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of CEI of which a majority consisted of individuals described in clause (ii)(A) above, or (C) selected or nominated to become directors by the Board of Directors of CEI of which a majority consisted of individuals described in clause (ii)(A), above and individuals described in clause (ii)(B), above.

         "Closing Date" means January 31, 2000.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means, collectively, the Mortgaged Property under each Mortgage, the collateral encumbered by the Collateral Assignments and any other collateral now or hereafter given for the Loans.

         "Collateral Assignments" means, collectively, the Partnership Assignments, the Assignments of Loan Rights and the Assignment of Sale Proceeds and Assignment Regarding Hedging.

         "Collateral Notes and Mortgages" means, collectively, those certain notes (secured and unsecured) and mortgages or deeds of trust owned and held by
(1) Borrower with respect to Trammell Crow Center and the Property identified on SCHEDULE A as Three Westlake and (2) SMA with respect to Spectrum Centre, which notes and mortgages or deeds of trust are more particularly identified in the Assignments of Loan Rights.

         "Commitment Fee Rate" means the rate per annum determined, at any time, based on the then ratio (expressed as a percentage) of the outstanding principal balance of Tranche A to the uncancelled Tranche A Loan Commitment in accordance with the following table. Any change in said ratio which causes it to move into a different range on the table shall effect an immediate change in the Commitment Fee Rate.

         Ratio of outstanding Tranche A balance to                        Commitment Fee
         Uncancelled Tranche A Loan Commitment                            Rate (% per annum)
         -------------------------------------                            ------------------
         Less than 25%                                                          .50%

         Greater than or equal to 25%, but less than 50%                        .375%

         Greater than or equal to 50%, but less than 75%                        .25%

         75% or greater                                                         .15%

         "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.12 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.12 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Lender (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

         "CWH" means Crescent Washington Harbour, LLC, a single purpose Delaware limited liability company, an Affiliate of Borrower and wholly owned by CEI LP, which is the owner of both the fee and ground leasehold interests in Washington Harbour.

         "Debt" means all (1) indebtedness or liability for borrowed money, or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (2) liabilities under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any preferred stock (but only to the extent that the Person whose Debt is being measured shall be contractually obligated to pay the same), or for the deferred purchase price of property or services (including trade obligations), (3) obligations as lessee under Capital Leases, (4) current liabilities in respect of unfunded vested benefits under any Plan, (5) obligations under letters of credit issued for the account of any Person, (6) obligations arising under bankers' or trade acceptance facilities, (7) guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (8) obligations under indemnities but only at such time as a claim shall have been made thereunder, (9) obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed, (10) indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed by the counterparties thereon; (11) preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption and (12) obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal to (1) with respect to Base Rate Loans, a variable rate 4% above the rate of interest then in effect thereon (including the Applicable Margin) and (2) with respect to LIBOR Loans, a fixed rate 4% above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 4% above the rate of interest for a Base Rate Loan.

         "Delinquency Amount", "Delinquency Notice" and "Delinquent Lender" have the respective meanings specified in Section 10.18.

         "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

         "Disposition Properties" means those Properties (other than Woodlands) which as of the Closing Date were the subject of a bona fide contract of sale to a third party, as indicated on SCHEDULE A.

         "Dollars" and the sign "$" mean lawful money of the United States.

         "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.12 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

         "Electing Lender", "Election Notice" and "Election Period" have the respective meanings specified in Section 10.18.

         "Engineering Consultant" means Levien and Rich Associates, Inc. or other firm designated by Administrative Agent from time to time for any Property.

         "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

         "Environmental Law" means any applicable Law pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act or the Toxic Substances Control Act.

         "Environmental Notice" means any written complaint, order, citation or notice from any Person (1) affecting or relating to Borrower's, Guarantor's or the Other Mortgagor's compliance with any Environmental Law in connection with any activity or operations at any time conducted by any of them, (2) relating to
(a) the existence of any Hazardous Materials contamination or Environmental Discharges or threatened Hazardous Materials contamination or Environmental Discharges at any of Borrower's or Guarantor's locations or facilities or (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof or (3) relating to any violation or alleged violation by Borrower, Guarantor or the Other Mortgagor of any relevant Environmental Law.

         "Equity Share Lease" means any occupancy lease for any portion of any of the Properties, which provides for a reduced fixed rent in exchange for an equity interest in the tenant thereunder, which equity interest must consist solely of Permitted Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, Guarantor or the Other Mortgagor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower, Guarantor or the Other Mortgagor, or any organization which is required to be treated as a single employer with Borrower, Guarantor or the Other Mortgagor under Section 414(m) or 414(o) of the Code.

         "Event of Default" has the meaning specified in Section 9.01.

         "Existing Credit Facilities" means, collectively, (1) the unsecured revolving credit facility in the amount of $650,000,000 from BankBoston, N.A. and other lenders to CEI LP made pursuant to a Fifth Amended and Restated Revolving Credit Agreement dated as of June 30, 1998, as amended and (2) the term loan in the amount of $320,000,000 from BankBoston, N.A. to CEI LP made pursuant to a Term Loan Agreement dated as of October 30, 1998, as amended.

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day, provided that (1) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (2) if no such rate is so published for any day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

         "Fiscal Year" means each period from January 1 to December 31.

         "Fleet" has the meaning specified in the preamble.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

         "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to (x) result in a Material Adverse Change or (y) have a materially adverse effect on the Mortgaged Property under any Mortgage or any part thereof, or on any material portion of the other Collateral, or on Lenders' interests therein.

         "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means, individually and collectively, CEI, CEI Ltd. and CEI LP.

         "Guarantor's Accountants" means Arthur Andersen, or such other accounting firm(s) selected by Borrower and Guarantor and reasonably acceptable to Administrative Agent.

         "Guarantor's Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of CEI, prepared in accordance with GAAP.

         "Guaranty" means the Guaranty of Payment, dated the Closing Date, from Guarantor to Lenders.

         "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

         "Hotel Properties" means those Properties improved primarily with hotel or resort Improvements, which Hotel Properties as of the Closing Date are identified as such on SCHEDULE A and as of the date hereof are identified as such on SCHEDULE A-1.

         "Hotel Value" means, at any time, (x) the aggregate Property Allocated Values of all Hotel Properties less (y) 10% of the aggregate Property Allocated Values of all Hotel Properties (at the time of their respective releases) then or theretofore released pursuant to Section 12.17; provided, however, that in no event shall Hotel Value exceed 25% of Total Value. As of the date hereof, the amount computed under clause (y) above is $0.

         "Improvements" means, for each Property, all improvements now or hereafter located thereon, including, without limitation, those improvements identified on SCHEDULE A for such Property.

         "Indemnity" means, for each Property (other than Woodlands), an agreement from Borrower and Guarantor (and, in the case of Spectrum Centre, Washington Harbour and Trammell Crow Center, from SMA, CWH and CCRH, respectively) whereby, among other things, Lenders and Administrative Agent are indemnified regarding Hazardous Materials.

         "Independent Manager" has the meaning specified in Section 7.01(c).

         "Initial Advance" means the first advance of proceeds of the Loans.

         "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.05, on the numerically corresponding day in the first, second or third (or, if available to all Lenders, the sixth or ninth) calendar month thereafter, provided that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate calendar month.

         "Law" means any applicable federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment.

         "Lender" and "Lenders" have the respective meanings specified in the preamble.

         "Lender Reply Period" has the meaning specified in Section 12.02.

         "Lenders' L/C Fee Rate" has the meaning specified in Section 2.16(f).

         "Letter of Credit" has the meaning specified in Section 2.16(a).

         "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum quoted at approximately 11:00 a.m., London time, by the Stamford, Connecticut branch of UBS two (2) Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan in question outstanding during such Interest Period.

         "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

         "LIBOR Loan" means all or any portion (as the context requires) of any Lender's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

         "LIBOR Reserve Requirement" means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by any Lender or any Lender's respective Participants, if any, against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by any Lender or any Lender's respective Participants, if any, by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

         "Loan" and "Loans" have the respective meanings specified in Section 2.01.

         "Loan Commitment" means, with respect to each Lender, the obligation to make a Loan in the principal amount set forth below (which shall comprise a Tranche A Loan Commitment, a Tranche B Loan Commitment and/or a Tranche C Loan Commitment in the respective amounts set forth below) or in the applicable Assignment and Assumption Agreement, as such amounts may be modified from time to time in accordance with the terms of this Agreement:

                            Loan             Tranche A Loan      Tranche B Loan       Tranche C Loan
        Lender           Commitment            Commitment          Commitment           Commitment
        ------          ------------         --------------      --------------       --------------
        UBS             $391,927,027          $150,000,000         $75,000,000          $166,927,027

        Fleet           $391,927,027          $150,000,000         $75,000,000          $166,927,027

        TOTAL           $783,854,054          $300,000,000         $150,000,000         $333,854,054

         "Loan Documents" means this Agreement, the Notes, the Guaranty, the Mortgage and related Uniform Commercial Code financing statements for each Property (other than for Woodlands), the Indemnity for each Property (other than for Woodlands), the Collateral Assignments (and related Uniform Commercial Code financing statements), the Agreement Regarding Encumbrances, the Authorization Letter and the Solvency Certificate.

         "Major Lease" means any lease demising 10,000 square feet or more (or any group of leases to the same tenant in the same Property demising, in the aggregate, 10,000 square feet or more) of the Improvements on any Property, including, without limitation, the leases of the Hotel Properties.

         "Majority Lenders by Tranche" means, at any time, collectively, (i) the Majority Tranche A Lenders, (ii) those Tranche B Non-Delinquent Lenders having Tranche B Loan Commitments, the outstanding principal amounts of which aggregate at least a majority of the aggregate outstanding principal amount of the Tranche B Loan Commitments of all Tranche B Non-Delinquent Lenders and (iii) those Tranche C Non-Delinquent Lenders having Tranche C Loan Commitments, the outstanding principal amounts of which aggregate at least a majority of the aggregate outstanding principal amount of the Tranche C Loan Commitments of all Tranche C Non-Delinquent Lenders.

         "Majority Tranche A Lenders" means, at any time, those Tranche A Non-Delinquent Lenders having Tranche A Loan Commitments, the outstanding plus undisbursed principal amounts of which aggregate at least a majority of the aggregate outstanding plus undisbursed principal amount of the Tranche A Loan Commitments of all Tranche A Non-Delinquent Lenders; provided, however, that during the existence of an Event of Default, the "Majority Tranche A Lenders" shall be those Tranche A Non-Delinquent Lenders having Tranche A Loan Commitments, the outstanding principal amounts of which aggregate at least a majority of the aggregate outstanding principal amount of the Tranche A Loan Commitments of all Tranche A Non-Delinquent Lenders.

         "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or Guarantor or (2) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of Borrower or Guarantor to perform their respective Obligations or (y) create, in the sole and absolute judgment (reasonably exercised) of Administrative Agent, a material risk of sale or forfeiture of any of the Mortgaged Property (other than an immaterial portion thereof) under any

Mortgage or any material portion of the other Collateral, or otherwise impair any material portion of the Collateral, or Lenders' rights therein.

         "Material Affiliates" means the Affiliates of Borrower and/or Guarantor described on EXHIBIT C, together with (or excluding) any Affiliates of Borrower and/or Guarantor or which are hereafter from time to time reasonably determined by Administrative Agent to be material (or no longer material), upon written notice to Borrower, based on the most recent Borrower's Financial Statements or Guarantor's Consolidated Financial Statements, as the case may be.

         "Maturity Date" means (1) with respect to Tranche A and Tranche B and the Tranche A Notes and Tranche B Notes, February 1, 2003 and (2) with respect to Tranche C and the Tranche C Notes, February 1, 2004.

         "Mortgage" means, for each Property, the Deed of Trust (or Mortgage), Assignment of Leases and Rents and Security Agreement in respect thereof, in the amount of $850,000,000 (or, in the case of Washington Harbour, $150,000,000), from Borrower (or, in the case of Spectrum Centre, Washington Harbour and Trammell Crow Center, from SMA, CWH and CCRH, respectively) for the benefit of Administrative Agent, as agent for Lenders, encumbering Borrower's, or the Other Mortgagor's as the case may be, fee and/or leasehold interests therein to secure the payment and performance of the Obligations.

         "Mortgaged Property" means, for each Property (other than Woodlands), the Property, the Improvements thereon and all other property constituting the "Mortgaged Property", as said quoted term is defined in the applicable Mortgage.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Non-Delinquent Lender" means each Lender other than a Delinquent
Lender.

         "Non-Excluded Taxes" has the meaning specified in Section 12.16.

         "Note" and "Notes" have the respective meanings specified in Section 2.08.

         "Obligations" means each and every obligation, covenant and agreement of Borrower, Guarantor or any other obligor in respect of the Loans now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including, but not limited to, all indebtedness, obligations and liabilities of Borrower, Guarantor or any other obligor in respect of the Loans to Administrative Agent and any Lender now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, Guarantor or any other obligor in respect of the Loans, under any instrument now or hereafter evidencing or securing any of the foregoing; but excluding any obligations of Borrower, Guarantor or any other obligor in respect of any interest rate hedging agreement with any Lender.

         "Office Properties" means the Properties improved primarily with office Improvements, which Office Properties as of the Closing Date are identified as such on SCHEDULE A and as of the date hereof are identified as such on SCHEDULE A-1.

         "Office Value" means, at any time, (x) the aggregate of the Property Allocated Values of all Office Properties less (y) 10% of the aggregate Property Allocated Values (at the time of their respective releases) of all Office Properties then or theretofore released pursuant to Section 12.17 (other than those Office Properties listed on SCHEDULE A under "Office - Part II" that are released prior to June 30, 2000). As of the date hereof, the amount computed under clause (y) above is $0.

         "Other Mortgagor" means, individually and collectively, CWH, SMA and CCRH.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" and "Participation" have the respective meanings specified in Section 12.05.

         "Partnership Assignments" means those certain Assignments Regarding Partnership Interests dated the Closing Date (1) from CEI LP assigning CEI LP's Interest in The Woodlands and (2) from Borrower assigning its rights in respect of its partnership interests in SMA, each to Administrative Agent, as agent for Lenders, as security for the payment and performance of the Obligations.

         "Payor" and "Required Payment" have the respective meanings specified in Section 10.12.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Stock" means shares of common or preferred stock that (1) is non-assessable and fully paid up and (2) is, in the aggregate with all other stock held by Borrower or any Affiliate in the company issuing such stock, less than 25% of the shares of such issuing company which entitles the holder to vote for the board of directors or other managers of such company.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

         "Premises Documents", for each Property (other than Woodlands), has the meaning specified in the Mortgage for such Property.

         "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

         "Prime Rate" means that rate of interest from time to time announced by UBS at its principal office in Stamford, Connecticut as its prime commercial lending rate.

         "Property" means each of the parcels of real property owned by Borrower in fee (or, in the case of (1) that parcel identified on SCHEDULE A as Stemmons Place, in which Borrower is the owner of a valid and subsisting leasehold interest, (2) that parcel identified on SCHEDULE A as Frost Bank, in which Borrower is the owner of a valid and substituting leasehold interest with respect to a portion thereof and a fee interest with respect to the balance thereof, (3) Washington Harbour, in which CWH owns both fee and leasehold interests, (4) Woodlands, in which CEI LP owns CEI LP's Interest in The Woodlands and (5) Spectrum Centre and Trammell Crow Center, which are owned, respectively, by SMA and CCRH), in each case, located and improved with the Improvements as set forth on SCHEDULE A as of the Closing Date and SCHEDULE A-1 as of the date hereof and more particularly described on Schedule A to the Mortgage encumbering each such parcel (or, in the case of Woodlands, described in the Partnership Assignment regarding Woodlands), and each other property as may be added as a Property pursuant to Section 12.17; excluding, however, any Property released pursuant to said Section. For purposes of this Agreement, the term "Property" shall include, in the case of Spectrum Centre, Trammell Crow Center and the Property identified on SCHEDULE A as Three Westlake, the Collateral Notes and Mortgages.

         "Property Allocated Value" means, at any time, (1) for any Hotel Property, the amount set forth in the last column of SCHEDULE A (or, in the case of any Hotel Property reappraised pursuant to Section 12.18, the value pursuant to the appraisal pursuant to said Section); or (2) for any Office Property, the lesser of (x) the amount set forth in the last column of SCHEDULE A (or, in the case of any Office Property added pursuant to Section 12.17 and Disposition Properties for which an appraisal is required by Section 12.19, the value pursuant to the appraisal required by Section 12.17 or 12.19) or (y) the then Property Capitalization Value thereof; provided, however, that if the circumstances exist that would permit Administrative Agent to apply casualty insurance proceeds or condemnation awards with respect to a particular Office Property or Hotel

Property to the repayment of the Loans pursuant to Section 1.09 or Section 1.13 of the Mortgage of such Office Property or Hotel Property (other than in the case of a partial condemnation that does not materially affect the income from such Property), then, immediately upon the occurrence of such circumstances, such Office Property or Hotel Property shall be deemed to have a Property Allocated Value of zero. For purposes of this definition, in the case of Office Properties that are partially, but not 100%, owned by Borrower, the appraised value shall reflect Borrower's fractional beneficial ownership of the Property.

         "Property Capitalization Value" means, for any Office Property, as of the end of any calendar quarter, Property Net Operating Income for such Office Property for such quarter and the three (3) immediately preceding calendar quarters, divided by 9.25%.

         "Property Net Operating Income" means, for each Property, for any period of time, the portion of the net income of Borrower (or, in the case of (w) Woodlands, CEI LP, (x) Washington Harbour, CWH, (y) Spectrum Centre, SMA or
(z) Trammell Crow Center, CCRH) attributable to such Property, determined in accordance with GAAP, before adjustment for gains or losses from extraordinary items, plus (1) interest expense and (2) depreciation and amortization, and adjusted for non-cash revenue attributable to the straight-line treatment of rent or other GAAP adjustments for free rent and by the deduction of (a) any accrued rent with respect to tenants that are more than sixty (60) days in arrears in the payment of rent, (b) interest income, (c) a management fee equal to the greater of actual management fees or 3.0% of gross revenues and (d) capital expenditures in a deemed amount equal to $.75 per square foot of space in the Improvements in the case of Office Properties and 3.5% of gross revenues in the case of Hotel Properties. For purposes of the foregoing, income attributable to third-party leasing commissions or management fees shall be excluded.

         "Prohibited Transaction" means any transaction proscribed by Section 406 of ERISA or Section 4975 of the Code and to which no statutory or administrative exemption applies.

         "Regulation D" and "Regulation U" mean, respectively, Regulation D and Regulation U of the Board of Governors of the Federal Reserve System.

         "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, guidelines or requests applying to a class of lenders including such Lender of or under any federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Relevant Documents" has the meanings specified in Section 11.02.

         "Replacement Lender" has the meaning specified in Section 10.22.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "Required Lenders" means, at any time, those Non-Delinquent Lenders having Loan Commitments, the outstanding plus undisbursed principal amounts of which aggregate at least 66-2/3% of the aggregate outstanding plus undisbursed principal amount of all Loan Commitments of Non-Delinquent Lenders; provided, however, that during the existence of an Event of Default, the "Required Lenders" shall be those Non-Delinquent Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Loans held by Non-Delinquent Lenders.

         "Sales Contracts" means those certain Purchase and Sale Contracts which CEI LP (or, in the case of Woodlands, Woodlands Office Equities) has entered into for the sale to third parties of, respectively, those Properties identified on SCHEDULE A as being under contract.

         "SMA" means Spectrum Mortgage Associates, L.P., a Delaware limited partnership in which Borrower is the sole general partner and which is the owner of the fee and various other rights in respect of Spectrum Centre, including, without limitation, the Collateral Notes and Mortgages relating to Spectrum Centre.

         "Solvency Certificate" means a certificate in the form of EXHIBIT D.

         "Solvent" means, when used with respect to any Person, that the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person.

         "Spectrum Centre" means the Office Property, owned by SMA, located in Dallas, Texas identified as such on SCHEDULE A.

         "Substitute Lender" and "Substitution Notice" have the respective meanings specified in Section 3.07.

         "this Agreement" means this Amended and Restated Secured Loan
Agreement.

         "Title Insurer" means, for each Property (other than Woodlands), the issuer(s) of the title insurance policy(ies) insuring the Mortgage thereon.

         "Total Loan Commitment" means an amount equal to the aggregate amount of all Loan Commitments.

         "Total Value" means, at any time, the sum of Office Value plus Hotel Value.

         "Trammell Crow Center" means the Office Property, owned by CCRH, located in Dallas, Texas identified as such on SCHEDULE A.

         "Tranche", "Tranche A", "Tranche B" and "Tranche C" have the respective meanings specified in Section 2.01.

         "Tranche A Lender", "Tranche B Lender" and "Tranche C Lender" mean, respectively, each Lender who has a Tranche A Loan Commitment, a Tranche B Loan Commitment and a Tranche C Loan Commitment, respectively.

         "Tranche A Loan Commitment", "Tranche B Loan Commitment" and "Tranche C Loan Commitment" have the respective meanings specified in Section 2.01.

         "Tranche A Non-Delinquent Lender", "Tranche B Non-Delinquent Lender" and "Tranche C Non-Delinquent Lender" mean, respectively, each Tranche A Lender, Tranche B Lender and Tranche C Lender, respectively, that is not a Delinquent Lender.

         "Tranche A Note", "Tranche B Note" and "Tranche C Note" have the respective meanings specified in Section 2.08.

         "Tranche A Pro Rata Share" means, with respect to each Tranche A Lender, a fraction, the numerator of which is such Tranche A Lender's Tranche A Loan Commitment and the denominator of which is the total amount of Tranche A.

         "UBS" has the meaning specified in the preamble.

         "United States" and "U.S." mean the United States of America.

         "Washington Harbour" means the Office Property, owned by CWH, located in Washington, D.C. identified as such on SCHEDULE A.

         "Woodlands" means the Office Property, owned by Woodlands Office Equities, located in Woodlands, Texas identified as such on SCHEDULE A.

         "Woodlands Office Equities" means Woodlands Office Equities-'95 Limited, the Texas limited partnership which is the owner of Woodlands and in which CEI LP is a limited partner and owns, directly or indirectly, an approximately 75% beneficial interest.

         Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

         Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

         Section 1.04 Rules of Construction. Except as provided otherwise, when used in this Agreement, (i) "or" is not exclusive, (ii) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law, (iii) a reference to a Person includes its permitted successors and permitted assigns,
(iv) all terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents, (vi) all references to Articles, Sections or Exhibits shall be to Articles, Sections and Exhibits of this Agreement unless otherwise indicated, (vii) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole and (viii) all Exhibits and Schedules to this Agreement shall be incorporated herein. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction hereof.

                                   ARTICLE II

                                    THE LOANS

         Section 2.01 The Loans. Subject to the terms and conditions of this Agreement, each of Lenders severally agrees to make a loan to Borrower (each such loan by a Lender, a "Loan"; such loans, collectively, the "Loans") in an amount up to such Lender's Loan Commitment. The Loans and the Total Loan Commitment shall be divided into three (3) tranches: a tranche in the amount of $300,000,000 ("Tranche A"), a tranche in the amount of $150,000,000 ("Tranche B") and a tranche in the amount of $333,854,054 ("Tranche C"; each of Tranche A, Tranche B and Tranche C, a "Tranche"). Each Lender's Loan and Loan Commitment shall consist of a Tranche A portion, a Tranche B portion and/or a Tranche C portion (such portions of a Lender's Loan Commitment, a "Tranche A Loan Commitment", "Tranche B Loan Commitment" and "Tranche C Loan Commitment", respectively).

         The three (3) Tranches shall be advanced as follows:

         (1) Tranche A will constitute a revolving credit facility, pursuant to which each Tranche A Lender shall from time to time advance and re-advance to Borrower an amount equal to the excess of the amount of such Lender's Tranche A Loan Commitment over the sum of (x) all previous advances made by such Tranche A Lender under its Tranche A Loan Commitment which remain unpaid and (y) its Tranche A Pro Rata Share of the outstanding amount of all Letters of Credit. Within the limits set forth herein, Borrower may borrow from time to time under this clause (1) of this Section 2.01 and prepay from time to time pursuant to Section 2.09 (subject, however, to the restrictions on prepayment set forth in such Section) and thereafter re-borrow pursuant to this clause (1); and

         (2) Tranches B and C shall be advanced in their entirety in a single disbursement as part of the Initial Advance. Portions of Tranches B and C that are repaid may not be reborrowed.

         The Loans may be outstanding as (A) Base Rate Loans, (B) LIBOR Loans or
(C) a combination of the foregoing, as Borrower shall elect and notify Administrative

Agent in accordance with Section 2.14. The LIBOR Loan and Base Rate Loan of each Lender shall be maintained at such Lender's Applicable Lending Office.

         The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to make any advance of a Loan to be made by such other Lender. However, the failure of any Lender to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Lender of its obligation to make any advance of its Loan specified hereby to be made on such date.

         Section 2.02 Purpose. Borrower shall use the proceeds of the Loans for the following purposes:

         (1) Advances under Tranches B and C and the portion of Tranche A to be disbursed as part of the Initial Advance shall be used to (A) repay the Existing Credit Facilities and (B) pay transaction costs relating to the Loans; and

         (2) Advances under Tranche A subsequent to the Initial Advance shall be used for general partnership purposes of Borrower, Guarantor and their respective Material Affiliates.

         In no event shall proceeds of the Loans be used in a manner that would violate Regulation U or in connection with a hostile acquisition or for any illegal purpose.

         Section 2.03 Advances, Generally. The Initial Advance shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of $1,000,000 (unless less than $1,000,000 is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of $100,000 above such amount.

         Section 2.04 Procedures for Advances after Initial Advance. Borrower shall submit to Administrative Agent a request for each advance hereunder subsequent to the Initial Advance, stating the amount requested, no later than 11:00 a.m. (New York time) on the date, in the case of advances of Base Rate Loans, which is one (1) Business Day, and, in the case of advances of LIBOR Loans, which is three (3) Business Days, prior to the date the advance is to be made. Administrative Agent, upon its receipt and approval of the request for advance, will so notify all Lenders either by telephone or by facsimile. Not later than 12:00 noon (New York time) on the date of each advance subsequent to the Initial Advance, each Tranche A Lender shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's crediting an account of Borrower designated by Borrower in its request for advance.

         Section 2.05 Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Maturity Date, (ii) if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and (iii) only twelve (12) discrete segments of a Lender's portion of a particular Tranche bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Lender's portion of such Tranche corresponding to a proportionate segment of each of the other Tranche A, B or C, as applicable, Lenders' portions of such Tranche).

         Upon notice to Administrative Agent as provided in Section 2.14, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above.

         Section 2.06 Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Lender on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (i) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin and (ii) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

         The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

         Accrued interest shall be due and payable in arrears upon and with respect to any payment or prepayment of principal and, in the case of both Base Rate Loans and LIBOR Loans, on the first Business Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

         Section 2.07 Fees.

         (a) Borrower shall, during the term of the Tranche A portion of the Loans, pay to Administrative Agent for the account of each Tranche A Lender a commitment fee, computed on the daily unused Tranche A Loan Commitment of such Tranche A Lender, at a rate per annum equal to the daily Commitment Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued commitment fee shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter, commencing on the first such date after the Closing Date, and upon the Maturity Date (as stated, by acceleration or otherwise) or earlier termination of the Tranche A Loan Commitments.

         (b) Borrower agrees to pay to Administrative Agent any administration fees separately agreed to in writing by Borrower and Administrative Agent.

         Section 2.08 Notes. The Loan made by each Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, promissory notes of Borrower in the form of EXHIBITS B-1, B-2 and/or B-3, as applicable, duly completed and executed by Borrower, in an aggregate principal amount equal to such Lender's Loan Commitment (with each Tranche A Loan Commitment, Tranche B Loan Commitment and Tranche C Loan Commitment to be evidenced by separate promissory notes of Borrower in the respective amounts thereof), payable to such Lender for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated from time to time, including any substitute notes pursuant to Section 3.07, 10.18, 10.22 or 12.05, a " Note"; all such Notes, collectively, the "Notes"). The Notes evidencing Tranche A are referred to herein collectively as the "Tranche A Notes"; the Notes evidencing Tranche B are referred to herein collectively as the "Tranche B Notes"; and the Notes evidencing Tranche C are referred to herein collectively as the "Tranche C Notes." The Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the applicable Maturity Date thereof, as the same may be accelerated or extended pursuant to the terms of the Loan Documents.

         Each Lender is hereby authorized by Borrower to endorse on the schedule attached to the Notes held by it, the amount of each advance and each payment of principal received by such Lender for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Lender. The failure by any Lender to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the Obligations.

         In case of any loss, theft, destruction or mutilation of any Lender's Note, Borrower shall, upon its receipt of an affidavit of an officer of such Lender as to such loss, theft, destruction or mutilation, execute and deliver a replacement Note to such Lender in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

         Section 2.09 Prepayments. Borrower may, upon at least fifteen (15) days' notice to Administrative Agent (which shall promptly send a copy of such notice to each Lender), prepay the Loans; provided, however, that (i) any partial prepayment under this Section shall be in integral multiples of $1,000,000, (ii) a LIBOR Loan may be prepaid only on the last day of the applicable Interest Period for such LIBOR Loan and (iii) each prepayment under this Section shall include any amounts payable under Article III in connection with such prepayment. Prepayments of the Principal Amount (including prepayments from the proceeds of the Disposition of a Property being released pursuant to
Section 12.17) shall be applied as follows:

         (a) If the aggregate outstanding principal amount under the Tranche A, B and C Notes exceeds $700,000,000, prepayments shall be applied, first, to the Tranche B and C Notes in proportion to the outstanding principal amount under the Tranche B and C Notes until such time as the aggregate outstanding principal amount under the Tranche A, B and C Notes has been reduced to $700,000,000 and, second, in accordance with paragraph (b) below; or

         (b) (i) If the aggregate outstanding principal amount under the Tranche A, B, and C Notes is $700,000,000 or less, and the Tranche B Notes have not been repaid in full, each of the Tranche C Lenders shall have the option to refuse partial prepayments (including prepayments required pursuant to Section 12.17(c)) of their Tranche C Notes and prepayments shall be applied, (x) in the case of prepayments required by Section 12.17(c), first, to the Tranche C Notes of the Tranche C Lenders not refusing prepayment, second, to the Tranche B Notes until repaid in full, third, to the remaining Tranche C Notes (i.e., of the Tranche C Lenders who refused prepayment) and, fourth, to the Tranche A Notes and (y) in the case of any other prepayment, at Borrower's option, to either the Tranche C Notes of Tranche C Lenders not refusing prepayment, the Tranche A Notes or the Tranche B Notes.

             (ii) If the aggregate outstanding principal amount under the Tranche A, B and C Notes is $700,000,000 or less, and the Tranche B Notes have been repaid in full, the Tranche C Lenders shall not have the option to refuse prepayments, and (x) prepayments required by Section 12.17(c) shall be applied, first, to the Tranche C Notes and, second, to the Tranche A Notes and (y) any other prepayment shall be applied, at Borrower's option, to either the Tranche A Notes or the Tranche C Notes.

         Section 2.10 Cancellation of Commitments.

         (a) At any time, Borrower shall have the right, without premium or penalty, to cancel any unused Tranche A Loan Commitments, in whole or in part, from time to time, provided that (x) Borrower shall give notice of each such cancellation to Administrative Agent no later then 10:00 a.m. (New York time) on the date which is ten (10) Business Days prior to the effectiveness of such cancellation, (y) the Tranche A Loan Commitments of each of the Tranche A Lenders must be cancelled ratably and simultaneously with those of the other Tranche A Lenders and (z) each partial cancellation of the Tranche A Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of $1,000,000.

         (b) The Tranche A Loan Commitments, to the extent cancelled, may not be reinstated.

         Section 2.11 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender (i) such Lender's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of all Lenders) of the payments of principal and interest in like funds for the account of such Lender's Applicable Lending Office and
(ii) fees payable to such Lender in accordance with the terms hereof.

         Except to the extent otherwise provided herein, whenever any payment to be made hereunder or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

         Subject to the immediately following paragraph, but notwithstanding anything else to the contrary contained herein or in the other Loan Documents, amounts realized through the exercise of remedies under the Loan Documents shall be applied, first, to all costs and expenses incurred by Administrative Agent on behalf of Lenders in enforcement of the Loan Documents, including attorneys' fees and expenses, and, second, to outstanding principal, accrued and unpaid interest and other amounts owing under the Loan Documents, in such order as the Required Lenders determine but to be distributed to Lenders in proportion to the respective outstanding principal amounts under their Notes.

         Notwithstanding the foregoing provisions of this Section, (x) Administrative Agent shall make no payment to a Delinquent Lender until the Non-Delinquent Lenders have been paid in full all outstanding principal, accrued and unpaid interest and any other sums owing to them under the Loan Documents, it being understood that payments of interest on account of the outstanding principal amount of the Notes held by the Delinquent Lender shall be held by Administrative Agent in a non-interest bearing account and not distributed to the Delinquent Lender until such time as all principal, interest and other sums due to the Non-Delinquent Lenders have been paid in full, (y) any payments (other than interest, as provided in clause (x) above) which would otherwise be due a Delinquent Lender shall be distributed to the Non-Delinquent Lenders until such time as all principal, interest and other sums due to the Non-Delinquent Lenders have been paid in full (except that any such amounts otherwise due a Delinquent Lender received by Administrative Agent during an Election Period shall be retained by Administrative Agent until the expiration of the Election Period and either paid to the Delinquent Lender, if the delinquency is cured, or paid to the Non-Delinquent Lenders, if the delinquency is not cured) and (z) Administrative Agent shall deduct, from amounts due (or, in the case of a Delinquent Lender, amounts that would otherwise be payable to such Delinquent Lender being held by Administrative Agent pursuant to clause (x) above) a Lender in default under its obligations under Section 10.05, the amount owing by such Lender pursuant to said Section 10.05 and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.

         Section 2.12 Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.05 and 2.13, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (i) Borrower shall give Administrative Agent notice of each such Election,

Conversion or Continuation as provided in Section 2.14 and (ii) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided herein, each individual Election, Continuation and Conversion shall be applicable only to one (1) particular Tranche and to the Notes of the Lenders of such Tranche ratably in accordance with their respective shares of such Tranche.

         Section 2.13 Minimum Amounts. With respect to the Loans as a whole, each Election and each Conversion shall be in an amount at least equal to $1,000,000 and in integral multiples of $100,000.

         Section 2.14 Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (New York time) on the number of Business Days prior to the date of the relevant Election, Conversion or Continuation specified below:

                                                                         Number of Business
                        Notice                                               Days Prior
                        ------                                           ------------------

Conversions into Base Rate Loans                                              two (2)

Elections of, Conversions into or Continuations as,                          three (3)
LIBOR Loans

Promptly following its receipt of any such notice, Administrative Agent shall so advise the affected Lenders either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.05); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Business Day), the amount thereof (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.05). In the event that Borrower fails to Elect to have any portion of an advance of the Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue a LIBOR Loan within the time period and as otherwise provided in this Section (and notwithstanding the foregoing provisions regarding notices for conversions into Base Rate Loans), such LIBOR Loan will automatically be converted to a Base Rate Loan.

         Section 2.15 Late Payment Premium. Borrower shall, at Administrative Agent's option, pay to Administrative Agent for the account of Lenders a late payment premium in the amount of 5% of any payments of interest under the Loans made more than ten (10) days after the due date thereof, which shall be due with any such late payment.

         Section 2.16 Letters of Credit.

         (a) Borrower, by notice to Administrative Agent, may request, in lieu of advances of proceeds of the Tranche A portion of the Loans, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower, payable by sight drafts, for such beneficiaries and with such other terms as Borrower shall specify. Promptly upon issuance of a Letter of Credit, Administrative Agent shall notify each Lender.

         (b) The amount of any Letter of Credit shall be limited to the lesser of (x) $50,000,000 less the aggregate amount of all Letters of Credit theretofore issued and outstanding or (y) the then aggregate amount of the Tranche A Loan Commitments of all Tranche A Lenders available to be advanced hereunder, it being understood that the amount of each Letter of Credit issued and outstanding shall (A) effect a reduction, by an equal amount, of the aggregate available Tranche A Loan Commitments (such reduction to be allocated to each Tranche A Lender's Tranche A Loan Commitment ratably in accordance with the Tranche A Lenders' respective Tranche A Pro Rata Shares) and (B) be treated as advanced as of the date of issuance of the Letter of Credit for purposes of calculating the commitment fee under Section 2.07(a).

         (c) The amount of each Letter of Credit shall be further subject to the limitations applicable to amounts of advances set forth in Section 2.03 and the procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04. Administrative Agent's issuance of each Letter of Credit shall be subject to Administrative Agent's determination that Borrower has satisfied all conditions precedent to its entitlement to an advance of proceeds of the Loans.

         (d) No Letter of Credit shall have an expiration date later than (x) one (1) year after the date of its issuance or (y) one (1) month prior to the Maturity Date of Tranche A and the Tranche A Notes.

         (e) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as Administrative Agent shall reasonably require.

         (f) In connection with each Letter of Credit, Borrower hereby covenants to pay to Administrative Agent the following fees each payable quarterly in arrears (on the first Business Day of each calendar quarter following the issuance of the Letter of Credit): (x) a fee, for the account of the Tranche A Lenders in accordance with their Tranche A Pro Rata Shares, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Lenders' L/C Fee Rate" (as hereinafter defined) and (y) a fee, for Administrative Agent's own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to 0.125%. For purposes of this Agreement, the "Lenders' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans under Tranche A less 0.125% per annum. It is understood and agreed that the last installment of the fees provided for in this paragraph (f) with respect to any particular Letter of Credit shall be due and payable on the first Business Day of the calendar quarter following the return, undrawn, or cancellation of such Letter of Credit. In addition, Borrower shall pay Administrative Agent's customary administrative fees in connection with the extension, amendment and drawing of all Letters of Credit.

         (g) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Tranche A Lender shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of the Tranche A portion of its Loan, in an amount equal to its Tranche A Pro Rata Share of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing (to the extent such Tranche A Lender did not previously make an advance with respect to such Letter of Credit pursuant to paragraph (h) below). Each Tranche A Lender further acknowledges that its obligation to fund its Tranche A Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive Lenders' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.

         (h) Upon the occurrence and at any time during the continuance of an Event of Default, the Tranche A Lenders shall, at the direction of the Required Lenders with the concurrence of the Majority Tranche A Lenders, advance proceeds of Tranche A into a cash collateral account to be maintained with Administrative Agent, such advance by each Tranche A Lender to be in an account equal to its Tranche A Pro Rata Share of the aggregate amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for the payment and performance of the Obligations relating to Tranche
A. Borrower irrevocably authorizes Lenders to make such advance, and agrees to execute and deliver to Administrative Agent such documents as Administrative Agent reasonably requests to confirm and perfect the assignment of such cash collateral to Administrative Agent. The amount so advanced shall be evidenced by the Tranche A Notes and secured by the Mortgages. Borrower shall be obligated to pay interest on such amount, but Borrower shall have no obligation to make further payments of the fees provided for in clauses (x) and (y) of paragraph
(f) of this Section.

         Section 2.17 Additional Conditions to Advances of Tranche A. Each advance of Tranche A shall be subject, in addition to the other limitations and conditions set forth herein, to (i) Administrative Agent's receipt of a certificate of Borrower stating that there exists no Default or Event of Default and no Default or Event of Default will result from the making of the advance and (ii) at Administrative Agent's request, Administrative Agent's receipt of a certificate, of the sort required by clause (ii) of paragraph (3) of Section 6.09, which shall demonstrate Borrower's and Guarantor's compliance, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower and Guarantor (and taking into account pro-forma adjustments for all acquisitions and Dispositions subsequent to the end of such quarter required to be reported pursuant to paragraph (7) of

Section 6.09), with all covenants enumerated in said clause (ii) of paragraph
(3), assuming that the amount that will be outstanding under the Loans following the making of the advance that is being requested was outstanding as of the end of such most recently ended calendar quarter.

                                  ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01 Additional Costs. Borrower shall pay directly to each Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

         (1) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Lender (including such Lender's Loan Commitment hereunder); or

         (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

         Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBOR Interest Rate is determined as provided herein or a category of extensions of credit or other assets of such Lender which includes loans based on the LIBOR Interest Rate or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Lender to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

         Determinations and allocations by a Lender for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Lender under this Section, shall be conclusive absent manifest error.

         Section 3.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

         (1) Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided herein; or

         (2) a Lender determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not cover the cost to such Lender of making or maintaining such LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Lenders (or, in the case of the circumstances described in clause (2) above, the affected Lender) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans and terminate the affected Lender's Loan Commitment to the extent of such prepayment (which shall be permitted notwithstanding the provisions of clauses (y) and (z) of Section 2.10(a))or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.12.

         Section 3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Lender shall promptly notify Administrative Agent and Borrower thereof and such Lender's obligation to make or maintain a LIBOR Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Lender may again make and maintain a LIBOR Loan.

         Section 3.04 Treatment of Affected Loans. If the obligations of any Lender to make or maintain a LIBOR Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Lender's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion (or conversion) required by Sections 3.01 or 3.03, on such earlier date as such Lender may specify to Borrower).

         To the extent that such Lender's Affected Loan has been so Converted (or the interest rate thereon so converted), all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Loan shall be applied instead to its Base Rate Loan and such Lender shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

         Section 3.05 Certain Compensation. Borrower shall pay to Administrative Agent for the account of the applicable Lender, upon the request of such Lender through Administrative Agent (which request shall include a calculation of the amount(s) due), such amount or amounts as shall be sufficient (in the opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

         (1) any payment or prepayment of a LIBOR Loan made by such Lender, or any Conversion of a LIBOR Loan made by such Lender, in any such case on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

         (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Lender on the date specified therefor in the relevant notice under Section 2.14; or

         (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.14 given or submitted by Borrower.

         Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under clause (y) below) of the excess, if any, of
(x) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (y) the amount of interest (as reasonably determined by such Lender) based upon the interest rate which such Lender would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

         Section 3.06 Capital Adequacy. If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) Business Days after demand by such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. A certificate of any Lender claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

         Section 3.07 Substitution of Lenders. If any Lender (an "Affected Lender") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) gives notice to Borrower that such Lender is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give notice (a "Substitution Notice") to Administrative Agent and to each Lender of Borrower's intention either (x) to prepay in full the Affected Lender's Notes and to terminate the Affected Lender's entire Loan Commitment or (y) to replace the Affected Lender with another financial institution (a "Substitute Lender") designated in such Substitution Notice.

         In the event Borrower opts to give the notice provided for in clause
(x) above, and if the Affected Lender shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then, so long as no Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (y) of Section 2.10(a)) terminate the Affected Lender's entire Loan Commitment, provided that in connection therewith it pays to the Affected Lender all outstanding principal and accrued and unpaid interest under the Affected Lender's Notes, together with all other amounts, if any, due from Borrower to the Affected Lender, including all amounts properly demanded and unreimbursed under this Article III.

         In the event Borrower opts to give the notice provided for in clause
(y) above, and if (A) Administrative Agent shall, within thirty (30) days of its receipt of the Substitution Notice, notify Borrower and each Lender in writing that the proposed Substitute Lender is reasonably satisfactory to Administrative Agent and (B) the Affected Lender shall not, prior to the end of such thirty
(30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then the Affected Lender shall, so long as no Event of Default shall exist, assign its Notes and all of its rights and obligations under this Agreement to the Substitute Lender, and the Substitute Lender shall assume all of the Affected Lender's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Lender and the Substitute Lender. In connection with such assignment and assumption, the Substitute Lender shall pay to the Affected Lender an amount equal to the outstanding principal amount under the Affected Lender's Notes plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Lender; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Article III. Upon the effective date of such assignment and assumption and the payment by the Substitute Lender to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500, the Substitute Lender shall become a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the Affected Lender shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, substitute notes shall be issued to the Substitute Lender by Borrower, in exchange for the return of the Affected Lender's Notes. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Substitute Lender is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Each Substitute Lender shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

         Section 3.08 "Lender" to Include Participants. For purposes of Sections
3.01 through 3.06 and of the definition of "Additional Costs", the term "Lender" shall, at each Lender's option, be deemed to include such Lender's present and future Participants in its Loan to the extent of each such Participant's actual Additional Costs or other losses, costs or expenses payable pursuant to this
Article III.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.01 Conditions Precedent to the Initial Advance. The obligations of Lenders hereunder and the obligation of each Lender to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received and approved on or before the Closing Date (other than with respect to the items listed in paragraph (23) below, which shall be received and approved by Administrative Agent prior to the Initial Advance) each of the following documents, and that each of the following requirements shall have been fulfilled (it being understood that the documents set forth in paragraphs (4) through (17) below are required for each Property, except that (x) in the case of the Properties identified on SCHEDULE A as Austin Center and Omni Hotel, said two (2) Properties shall be covered by a single Mortgage and Indemnity and the requirements of paragraphs (6) through (17) below may be satisfied jointly with respect to such Properties, where appropriate; (y) certain requirements with respect to the Disposition Properties shall be deferred as provided in Section 12.19; and (z) in the case of Woodlands, the items listed in paragraphs (4) through (10) and (12) through (16) shall not be required; provided, however, that if Woodlands has not been sold as contemplated by the Sales Contract therefor as provided in this Agreement by June 15, 2000 (as such date may be extended by Administrative Agent, but no later than December 15, 2000), or if said Sales Contract terminates or is cancelled, then the requirements of paragraphs (8), (10) and (12) through (16) with respect to Woodlands shall be performed in full by Borrower and delivered to Administrative Agent within thirty (30) days thereafter; provided, further, however, that if Woodlands is not sold as contemplated by the Sales Contract therefor or encumbered by a first Mortgage as security for the Loans (and the conditions of paragraphs (4) through (10), (12) through 16 and (34) below shall have been satisfied) by December 15, 2000, then Woodlands shall be deemed to make no contribution to Office Value or Property Net Operating Income and Borrower shall make, on December 15, 2000, a payment in reduction of the outstanding principal amount of the Notes in an amount such that the covenants of Article VIII (recomputed as of December 15, 2000, taking into account that Woodlands will make no contribution to Office Value or Property Net Operating Income) are complied with);

         (1) Fees and Expenses. The payment of all fees and expenses incurred by UBS and Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel, the Engineering Consultant and any valuation, environmental or insurance consultants, and the reasonable out-of-pocket expenses of Administrative Agent which Borrower has agreed to pay pursuant hereto);

         (2) Notes. The Notes for UBS and Fleet, each duly executed by Borrower;

         (3) Guaranty. The Guaranty, duly executed by Guarantor;

         (4) Mortgages and UCCs. The duly executed Mortgages, recorded or to be recorded in the appropriate land records, together with duly executed financing statements filed or about to be filed under the Uniform Commercial Code of all jurisdictions necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the lien created by each Mortgage;

         (5) Indemnities. The duly executed Indemnities;

         (6) Title Policy. A paid title insurance policy in the amount of the Mortgage (or such lesser amount as may be approved by Administrative Agent), in form approved by Administrative Agent and issued by the Title Insurer, which shall insure the Mortgage to be a valid first lien on Borrower's (or, in the case of Washington Harbour, Spectrum Centre and Trammell Crow Center, on the Other Mortgagor's) interests in the Property and Improvements, free and clear of all liens, defects, encumbrances and exceptions other than those previously approved by Administrative Agent, and shall contain (i) a reference to the survey but no survey exceptions,
     (ii) if such policy is dated earlier than the date of the Initial Advance, an endorsement to such policy, in a form approved by Administrative Agent, conforming to the pending disbursements requirements set forth above and setting forth no additional exceptions other than those approved by Administrative Agent and (iii) such affirmative insurance and endorsements (including with respect to pending disbursements and revolving credits) as Administrative Agent may require; and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA facultative form approved by Administrative Agent and with direct access provisions, as Administrative Agent may require;

         (7) Survey. A current ALTA/ACSM survey, certified to Administrative Agent and the Title Insurer, showing (i) the location of the perimeter of the Property by courses and distances, (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Property (with instrument, book and page number indicated), (iii) the lines of the streets abutting the Property and the width thereof, and any established building lines (and that such roads have been dedicated for public use and are completed and have been accepted by all required Governmental Authorities), (iv) any encroachments and the extent thereof upon the Property, (v) locations of all portions (with the acreage thereof also identified) of the Property, if any, which are located in an area designated as a "flood prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) the Improvements, and the relationship thereof by distances to the perimeter of the Property, established building lines and street lines;

         (8) Appraisal. An independent M.A.I. appraisal, commissioned by Administrative Agent, of the value of the Property, which appraisal shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

         (9) Insurance Policies. The certificates of hazard and other insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

         (10) Hazardous Materials Report. A Phase I environmental site assessment by a properly qualified engineer with respect to the Property;

         (11) Intentionally Omitted.

         (12) Consultant's Report. A detailed report from the Engineering Consultant to the effect that (i) the Improvements are in satisfactory condition and have been constructed in accordance with the plans and specifications therefor approved by all applicable Governmental Authorities, (ii) the Improvements comply with all applicable zoning and other Laws, (iii) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed and (iv) there exists a sufficient number of parking spaces necessary to satisfy the requirements of all zoning and other applicable Laws with respect to the Property, and all required landscaping, sidewalks and other amenities, and all off-site improvements, related to the Improvements have been completed;

         (13) Permits and Other Approvals. Copies of any and all certificates of occupancy required by all Governmental Authorities;

         (14) Leases. Copies, certified to be true and complete, of all executed leases of the Improvements, accompanied by notices of assignments in the form of EXHIBIT F and, in the case of Major Leases (i) estoppel certificates from the tenants thereunder, (ii) at Administrative Agent's option, subordination, non-disturbance and attornment agreements and (iii) to the extent available, current financial statements of the tenants (and guarantors of the tenants' obligations, if applicable) thereunder; together with a certified copy of the standard form of lease Borrower is using in connection with the leasing of space in the Improvements and the first rent roll, leasing report and operating/cash statements required by paragraph
     (14) of Section 6.09;

         (15) Premises Documents and Ground Leases. Copies, certified to be true and complete, of the Premises Documents, together with estoppel certificates with respect thereto from each of the parties thereto (to the extent obtainable by Borrower after exerting reasonable efforts) and, if available, current financial statements of such parties; and, in the case of (i) those Properties in which Borrower has a leasehold interest (i.e., those Properties identified on SCHEDULE A as Stemmons Place and Frost Bank) and (ii) Washington Harbour, copies, certified by Borrower or CWH, as the case may be, to be true and complete, of the ground lease(s) of the Property, together with an estoppel certificate with respect thereto from the ground lessors and/or ground lessees thereunder;

         (16) Management and Leasing Contracts. Copies, certified to be true and complete, of all existing contracts providing for the management and/or leasing of the Property and Improvements, together with, in each case, such subordinations, collateral assignments and/or "will-serve" letters as Administrative Agent may require;

         (17) UCC Searches. Uniform Commercial Code searches with respect to Borrower, the Other Mortgagor and each of the "Assignors" under the Collateral Assignments, and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against Borrower, the Other Mortgagor, any of said Assignors, or any of the Collateral;

         (18) Financial Statements. (i) Guarantor's Consolidated Financial Statements as of and for the year ended December 31, 1998, certified by the chief financial officer of Guarantor and audited by Guarantor's Accountants, (ii) unaudited Guarantor's Consolidated Financial Statements, certified by the chief financial officer of Guarantor, as of and for the quarter ended September 30, 1999, (iii) financial statements of the Other Mortgagor, as of and for the year ended December 31, 1998, certified by the chief financial officer and audited by Guarantor's Accountants, (iv) unaudited financial statements of the Other Mortgagor, certified by the chief financial officer, as of and for the quarter ended September 30, 1999 and (v) unaudited operating statements for each Property for the year ended December 31, 1999, certified by the chief financial officer of Borrower;

         (19) Organizational Documents. For CEI, CEI Ltd. and any general partner or member of Borrower, Guarantor, CHW, SMA or CCRH which is a corporation, current copies of the following documents with respect to each (unless otherwise indicated):

              (i) a good-standing certificate from the jurisdiction of its incorporation (other than for CEI),

              (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents and other documents to be executed, delivered or performed by said corporation (including any substitute or replacement Notes to be executed and delivered pursuant to the terms hereof), and

              (iii) a certificate of the corporate secretary as to the incumbency of the officers executing any of the documents required hereby, and for Borrower, CEI LP, CWH, SMA, CCRH and any general partner or member (in the case of a limited liability company) of Borrower, Guarantor, CWH or SMA which is a partnership, venture, limited liability company or trust:

              (iv) the entity's organizational/operating agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

              (v) good standing certificates from, and any other certificates filed or required to be filed by the entity in, the jurisdiction of its formation and in any of the jurisdictions where the Properties are located, and

              (vi) evidence of the authorization of the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents and any other documents to be executed, delivered and performed by said entity (including any substitute or replacement Notes to be executed and delivered pursuant to the terms hereof), and including any required consents by partners, venturers, members, trustees or beneficiaries;

         (20) Solvency Certificate. A duly executed Solvency Certificate with respect to Borrower, Guarantor and the Other Mortgagor;

         (21) Opinions of Counsel. Favorable opinions, dated the Closing Date, of counsel for Borrower, Guarantor and the Other Mortgagor, as to such matters as Administrative Agent may reasonably request;

         (22) Authorization Letter. The Authorization Letter, duly executed by Borrower;

         (23) Request for Advance. A request for an advance in accordance with
     Section 2.04, together with such supporting documentation as Administrative Agent may reasonably request;

         (24) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

              (i) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date,

              (ii) No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents, and

              (iii) None of the Improvements on any Property has been injured or damaged by fire or other casualty which has not been satisfactorily repaired or restored as of the Closing Date;

         (25) Assignment of Loan Rights. The Assignments of Loan Rights, duly executed by Borrower and SMA, as the case may be (and related Uniform Commercial Code financing statements) and the related absolute assignment(s)/subordination(s) in recordable form required thereby (and related Uniform Commercial Code assignment statements), together with the original executed collateral Notes and Mortgages and related documents being assigned (or, in the case of any such documents which have been lost or destroyed, such estoppels, affidavits or indemnities as Administrative Agent may require), and, to the extent obtainable by Borrower with reasonable effort, an acknowledgement and agreement with respect thereto by the obligors and mortgagors/grantors thereunder;

         (26) Partnership Assignments. The Partnership Assignments, duly executed by Borrower and CEI LP, as the case may be (and related Uniform Commercial Code financing statements), together with copies, certified by Borrower or CEI LP, as the case may be, to be true and complete of the partnership agreements for SMA and Woodlands Office Equities;

         (27) Assignment of Sales Proceeds. The Assignment of Sales Proceeds, duly executed by CEI LP (and related Uniform Commercial Code financing statements);

         (28) Agreement Regarding Encumbrances. The Agreement Regarding Encumbrances, duly executed by CEI LP and in proper form for recording in the appropriate land records;

         (29) Evidence regarding Existing Credit Facilities. Evidence that the Existing Credit Facilities have been or will be repaid in full and terminated upon the making of the Initial Advance;

         (30) Sales Contracts. Copies, certified by CEI LP to be true and complete, of the Sales Contracts;

         (31) Disposition Property Conveyance Documents. The duly executed Disposition Property Conveyance Documents;

         (32) Covenant Compliance. A covenant compliance certificate of the sort required by paragraph (3) of Section 6.09;

         (33) Contribution Agreement. A Contribution Agreement among Borrower and the Other Mortgagor; and

         (34) Additional Materials. Such other approvals, documents, instruments or opinions as Administrative Agent may reasonably request.

         Section 4.02 Conditions Precedent to Advances After the Initial Advance. The obligation of each Tranche A Lender to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

         (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

         (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

         (3) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct as of the date of the advance;

         (4) No Material Adverse Change shall have occurred and be continuing as of the date of the advance;

         (5) Administrative Agent shall have received a request for an advance in accordance with Section 2.04 and the other provisions hereof, together with such supporting documentation as Administrative Agent may reasonably request; and

         (6) The conditions set forth in Section 2.17 shall have been satisfied.

         From time to time, Administrative Agent may cause the Title Insurer to provide, at Borrower's expense, an informational continuation report (and, if available at reasonable cost, a date down endorsement) with respect to any or all of the Properties.

         Section 4.03 Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower, Guarantor and the Other Mortgagor that, as of both the date of such request and the date of the advance (and taking into account the advance), (i) no Default or Event of Default has occurred and is continuing and (ii) each representation or warranty contained in this Agreement or the other Loan Documents is true and correct in all material respects.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and each Lender as follows:

         Section 5.01 Due Organization and General Power and Authority. Each of Borrower, CEI LP, SMA and CCRH is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, with its principal office in the State of Texas, has the power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified for the conduct of business and in good standing under the Laws of each jurisdiction where a Property is located and each other jurisdiction in which such qualification is required. CEI is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Texas, with its principal place of business in the State of Texas, has the power and authority to own its assets and to transact the business which it is now engaged and, if applicable, is duly qualified for the conduct of business and in good standing under the Laws of each other jurisdiction in which such qualification is necessary. Each of CEI, Ltd. and Crescent Commercial Realty Corp. (CCRH's general partner) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with its principal place of business in the State of Texas, has the power and authority to own its assets and to transact the business which it is now engaged and, if applicable, is duly qualified for the conduct of business and in good standing under the Laws of each other jurisdiction in which such qualification is necessary. Each of CWH and CRE Management VIII, LLC (Borrower's sole general partner) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified for the conduct of business and in good standing under the Laws of each jurisdiction where a Property is located and each other jurisdiction in which such qualification is required.

         Section 5.02 Power and Authority Regarding Loans; No Conflicts; Compliance With Laws. Each of Borrower, Guarantor and the Other Mortgagor has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any Loan Document to which it is a party. The execution, delivery and performance of the Obligations required to be performed by Borrower, Guarantor and/or the Other Mortgagor does not and will not (i) require the consent or approval of its shareholders, partners or members, as the case may be, or such consent or approval has been obtained, (ii) contravene its certificate of incorporation, by-laws, partnership agreement or other organizational documents, (iii) violate in any material way any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (iv) require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (v) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or (vi) cause it to be in default under any such indenture, agreement, lease or instrument, which default is likely to result in a Material Adverse Change; each of Borrower, Guarantor and the Other Mortgagor is in material compliance with all Laws applicable to it and its properties.

         Section 5.03 Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, Guarantor and/or the Other Mortgagor enforceable against said parties in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

         Section 5.04 Litigation. Except as set forth on SCHEDULE 5.04, there are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower, Guarantor, CWH, any Material Affiliate, any Property or the Improvements thereon, the validity or enforceability of any Mortgage or the priority of the Lien thereof, at law or in equity, before any court or arbitrator or any Governmental Authority (and, to the knowledge of Borrower, there are no such actions, suits or proceedings pending or threatened against Woodlands, Woodlands Office Equities, Trammell Crow Center, CCRH, Spectrum Centre or SMA), except actions, suits or proceedings which have been disclosed to Administrative Agent in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower, Guarantor, or the Other Mortgagor to pay when due any amounts which may become payable under the Notes or other Loan Documents or to otherwise pay and perform their respective Obligations.

         Section 5.05 Good Title to Properties. Borrower, Guarantor, the Other Mortgagor and each Material Affiliate have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the financial statements referred to in
Section 5.13), only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's, Guarantor's, the Other Mortgagor's or such Material Affiliate's business. Borrower, Guarantor, the Other Mortgagor and each Material Affiliate enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

         Section 5.06 Taxes. Each of Borrower, Guarantor and the Other Mortgagor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

         Section 5.07 ERISA. Each of Borrower, Guarantor and the Other Mortgagor is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan which could result in liability of any of said parties; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, Guarantor, the Other Mortgagor and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, Guarantor, the Other Mortgagor and the ERISA Affiliates have met the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA of each with respect to the Plans of each and there is no material "Unfunded Current Liability" (as such quoted term is defined in ERISA) with respect to any Plan established or maintained by each; and Borrower, Guarantor, the Other Mortgagor and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower or Guarantor in satisfaction of their respective Obligations constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases, bulletins or as interpreted under applicable case law. Neither the extension of credit evidenced by the Notes nor any other transaction contemplated under the Loan Documents constitutes a Prohibited Transaction.

         Section 5.08 No Default on Outstanding Judgments or Orders. Borrower, Guarantor, the Other Mortgagor and each Material Affiliate have satisfied all judgments which are not being appealed, and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, where such default is likely to result in a Material Adverse Change.

         Section 5.09 No Defaults on Other Agreements. Except as disclosed to Administrative Agent in writing, neither Borrower, Guarantor, the Other Mortgagor nor any Affiliate of any of them is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. Neither Borrower, Guarantor, the Other Mortgagor nor any Affiliate of any of them is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

         Section 5.10 Government Regulation. Neither Borrower, Guarantor nor the Other Mortgagor is subject to regulation under the Investment Company Act of 1940 or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 5.11 Environmental Protection. To the best of Borrower's knowledge, except as disclosed in the Phase I environmental reports delivered pursuant to paragraph (10) of Section 4.01 (the "Environmental Reports"), (a) none of Borrower's, Guarantor's or the Other Mortgagor's or any of their respective Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (i) would impose liability on Borrower, Guarantor or the Other Mortgagor that is likely to result in a Material Adverse Change or (ii) is likely to result in the imposition of a Lien on any assets of Borrower, Guarantor or the Other Mortgagor, in each case if not properly handled in accordance with applicable Law; and (b) neither it, Guarantor, the Other Mortgagor nor any portion of any Property or the Improvements thereon is in violation of, or subject to any existing, pending or, to the best of Borrower's knowledge, threatened investigation or proceeding by any Governmental Authority under, any Environmental Law. Except as described in the Environmental Reports, (c) neither Borrower, Guarantor nor the Other Mortgagor is aware of any matter, claim, condition or circumstance which would reasonably cause a Person to make further inquiry with respect to such matters in order to ascertain whether any Environmental Discharge has occurred on or to any portion of any Property, the Improvements thereon or any surrounding areas; (d) neither Borrower, Guarantor nor the Other Mortgagor is required by any Environmental Law to obtain any material permits or license to construct or use any improvements, fixtures, or equipment with respect to any Property, or if such permit or license is required it has been obtained; and (e) to the best of Borrower's knowledge, the prior use of each Property has not resulted in any Environmental Discharge on or to any portion of the Property or any surrounding areas in violation of applicable Law.

         Section 5.12 Solvency. Each of Borrower, Guarantor and the Other Mortgagor is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

         Section 5.13 Financial Statements. Borrower's Consolidating Financial Statements, Guarantor's Consolidated Financial Statements and the Other Mortgagor's financial statements most recently delivered to Administrative Agent pursuant to the terms of the Prior Loan Agreement or this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material Adverse Change since the date of such most recently delivered Borrower's Consolidating Financial Statements, Guarantor's Consolidated Financial Statements and the Other Mortgagor's financial statements, and no borrowings which might give rise to a Lien or claim against all or any portion of the Collateral or against the proceeds of the Loans have been made by Borrower or others since the dates of such most recently delivered Borrower's Consolidating Financial Statements, Guarantor's Consolidated Financial Statements and the Other Mortgagor's financial statements.

         Section 5.14 Valid Existence of Affiliates. At the Closing Date, the only material Affiliates of Borrower and/or Guarantor are the Material Affiliates listed on EXHIBIT C. Each Material Affiliate is a corporation, partnership or limited liability company duly organized and existing in good standing under the Laws of the jurisdiction of its formation. As to each Material Affiliate, its correct name, the jurisdiction of its formation, Borrower's and/or Guarantor's percentage of beneficial interest therein, and the type of business in which it is primarily engaged, are set forth on said EXHIBIT
C. Borrower, Guarantor and each of their respective Material Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each Material Affiliate is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

         Section 5.15 Insurance. Borrower and the Other Mortgagor have in force paid insurance as required by the Mortgages and, generally, Borrower, Guarantor and the Other Mortgagor have in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as

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


are usually carried by companies engaged in the same type of business and similarly situated.

         Section 5.16 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Borrower or Guarantor (other than projections which are made by Borrower or Guarantor in good faith), contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Administrative Agent and Lenders in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any of the Collateral or the business, prospects, profits or financial condition of Borrower or Guarantor or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

         Section 5.17 Separate Tax and Zoning Lot. Except for the Property identified on SCHEDULE A as Avallon Phase II (with respect to taxes only), each Property constitutes a distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and is not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private). For purposes of the foregoing representation, Omni Hotel and Austin Center constitute one (1) Property.

         Section 5.18 Zoning and Other Laws; Covenants and Restrictions. As to each Property, (i) the Improvements and the uses thereof comply in all material respects with applicable zoning, ecological, landmark and other applicable Laws (including any requirements with respect to parking spaces) and all requirements for such uses have been satisfied and (ii) Borrower, the Other Mortgagors and each of their respective Properties are in compliance in all material respects with all applicable restrictions and covenants.

         Section 5.19 Utilities Available. As to each Property, all utility services necessary for the operation of the Improvements for their intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

         Section 5.20 Creation of Liens. Neither Borrower, Guarantor nor the Other Mortgagor has entered into any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on all or part of the Mortgaged Property prior to any Mortgage.

         Section 5.21 Roads. As to each Property, all roads necessary for the full utilization of the Improvements for their intended purposes have been completed and dedicated to public use and accepted by all appropriate Governmental Authorities.

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


         Section 5.22 Premises Documents and Leases. As to each Property, (i) the Premises Documents are unmodified and in full force and effect, there are no defaults under any thereof, and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied and (ii) (A) all leases are unmodified (except for such modifications as have been delivered to Administrative Agent pursuant to the terms of this Agreement) and in full force and effect, there are no defaults under any thereof except as disclosed to Administrative Agent in writing, and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied; (B) the tenant has accepted and now occupies its entire demised premises, all work required by the lease to be performed by the landlord thereunder has been or will be completed in accordance with the lease; and the landlord has no current obligation to reimburse the tenant for any tenant improvement work, money allowance or similar amount under the lease; (C) no advance rental or other payment has been made in connection with the lease except rental for the current month and all base rent, additional rent and other sums owning by the tenant have been paid in full to and including March 31, 2000; (D) the tenant has no offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent, escalation rent or other sums payable under the terms of the lease; (E) the amount of the security deposit, if any, presently held by the landlord under the lease is set forth on the security deposit reports required to be delivered by Borrower pursuant to the terms of this Agreement, the landlord holds no other funds of the tenant, and interest is not payable to the tenant on such security deposit except as may be specifically set forth on said rent rolls; (F) there are no options to purchase all or part of the demised premises contained in the lease, other than as set forth on
SCHEDULE 5.22; and (G) no tenant has delivered a notice of termination or cancellation under its lease.

         Section 5.23 Applicability of Representations and Warranties to Residential Corporations and Investment Partnerships. Lenders agree that the representations and warranties made by Borrower in this Agreement with respect to any Affiliate (whether or not a Material Affiliate) in which Guarantor does not own a controlling interest or otherwise control the day to day business operations shall be limited to the best of Borrower's knowledge and belief.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing to Administrative Agent or any Lender under any Loan Document or otherwise in respect of the Loans, Borrower shall, and, in the case of Sections 6.01 through 6.07, inclusive, shall (except as otherwise expressly provided) cause Guarantor, and, in the case of Section 6.01 through 6.07, inclusive, 6.10, 6.11 and 6.12, shall (except as otherwise expressly provided) cause the Other Mortgagor to:

         Section 6.01 Maintenance of Existence. Preserve and maintain its legal existence and good standing in the jurisdictions of its organization and, if required

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


by applicable Law, where each Property is located, and qualify and remain qualified as a foreign entity in each other jurisdiction in which such qualification is required.

         Section 6.02 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made reflecting all of its financial transactions, in accordance with GAAP.

         Section 6.03 Maintenance of Insurance. At all times, maintain and keep in force (i) (in the case of Borrower only) the insurance required by each of the Mortgages and (ii) insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same type of business and similarly situated, which insurance shall be reasonably acceptable to Administrative Agent and may provide for reasonable deductibility from coverage thereof.

         Section 6.04 Compliance with Laws; Payment of Taxes. Comply in all material respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

         Section 6.05 Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any agent or representative thereof to examine and make copies and abstracts from its records and books of account and to discuss its affairs, finances and accounts with the independent accountants of Borrower; as to each Property, cooperate with the Engineering Consultant to enable it to perform its functions hereunder, as to each Property, keep on site (other than the insurance policies referred to below which may be kept at Borrower's principal office if part of a master or blanket policy) and available for inspection by Administrative Agent, (i) a complete set of the plans and specifications for the Improvements, a site plan (showing all necessary approvals, utility connections and site improvements) and all inspection and test records and reports made for the Property, (ii) copies of any and all authorizations, including plot plan and subdivision approvals, zoning variances, sewer, building and other permits, required by all Governmental Authorities for the use, occupancy and operation of the Property and/or Improvements in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning Laws and (iii) copies of all insurance policies required by the Loan Documents with respect to such Property; and permit Administrative Agent or any Lender or any agent or representative thereof, at reasonable times, on reasonable advance notice and at reasonable frequencies, to visit and inspect any of its properties (including the Properties), provided that no such visit or inspection shall unduly interfere with the conduct of Borrower's, Guarantor's, or the Other Mortgagor's or their respective tenants' business.

         Section 6.06 Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and timely pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent the same are the subject of a Good Faith Contest; and at its sole cost and expense, promptly remove or otherwise remediate in accordance with Environmental Laws, or cause the removal or remediation of, any and all Hazardous Materials at any time identified as being on, in, under or affecting any Property or the Improvements thereon in violation of applicable Environmental Law.

         Section 6.07 Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition.

         Section 6.08 Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement, including, without limitation, (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby and (ii) any taxes, assessments, impositions (public or private), insurance premiums, Liens, security interests or other claims or charges against any Property.

         Section 6.09 Reporting and Miscellaneous Document Requirements. Furnish directly to Administrative Agent (who will promptly furnish to each Lender):

         (1) Annual Financial Statements. As soon as available and in any event within ninety five (95) days after the end of each Fiscal Year, Borrower's Consolidating Financial Statements, Guarantor's Consolidated Financial Statements and the Other Mortgagor's financial statements, as of the end of and for such Fiscal Year, each in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, certified by the entity's chief financial officer or, in the case of the Other Mortgagor, by another appropriate officer and audited by Guarantor's Accountants;

         (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter, unaudited Borrower's Consolidating Financial Statements, Guarantor's Consolidated Financial Statements and the Other Mortgagor's financial statements, as of the end of and for such calendar quarter, each in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and certified by Guarantor's chief financial officer or, in the case of the Other Mortgagor, by another appropriate officer;

         (3) Certificate of No Default and Financial Compliance. Within forty-five (45) days after the end of each calendar quarter, a certificate of Guarantor's chief financial officer (i) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto and (ii) stating that the covenants contained in Article VIII and in paragraphs 9 and 10 of the Guaranty have been complied with (or specifying those that have not been complied with) and including computations, in reasonable detail, demonstrating such compliance (or non-compliance);

         (4) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section, (i) a statement of Guarantor's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (3) of this Section to the audited financial statements required by paragraph (1) of this Section and
     (ii) when the audited financial statements required by paragraph (1) of this Section have a qualified auditor's opinion, a statement of Guarantor's Accountants who audited such financial statements of whether, to their knowledge, any Default or Event of Default has occurred and is continuing;

         (5) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator or any Governmental Authority, affecting (i) Borrower, Guarantor or the Other Mortgagor which, if determined adversely to Borrower, Guarantor or the Other Mortgagor, are likely to result in a Material Adverse Change or (ii) all or any portion of the Collateral;

         (6) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

         (7) Dispositions or Acquisitions of Assets. Within thirty (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Guarantor's cash management) by Guarantor in excess of $25,000,000, together with, in the case of any acquisition of such an asset, (i) a certificate, of the sort required by clause (ii) of paragraph (3) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth in paragraph 11 of the Guaranty, which calculations shall demonstrate Guarantor's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported, with all covenants of Guarantor enumerated in said clause (ii) of paragraph (3) and (ii) such other information relating to the acquisition as Administrative Agent may reasonably request;

         (8) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

         (9) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower or Guarantor;

         (10) Environmental and Other Notices. As soon as possible and in any event within thirty (30) days after receipt, copies of (i) all Environmental Notices received by Borrower, Guarantor or the Other Mortgagor which are not received in the ordinary course of business and which relate to any Property or a situation which is likely to result in a Material Adverse Change and (ii) all reports of any official searches made by any Governmental Authority having jurisdiction over any Property or the Improvements thereon, and of any claims of material violations thereof;

         (11) Insurance Coverage. Promptly, such information concerning Borrower's or Guarantor's insurance coverage as Administrative Agent may reasonably request;

         (12) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower, Guarantor or any Material Affiliate sends to its shareholders, and copies of all regular, periodic and special reports, and all registration statements which Borrower, Guarantor or any Material Affiliate files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

         (13) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of
     (i) any tenant in any property of Guarantor or in which Guarantor has an interest to which 5% or more of aggregate minimum rent payable to Guarantor directly or through its "Consolidated Businesses" or "UJV's" (as such quoted terms are defined in the Guaranty) is attributable or (ii) the tenant under any Major Lease;

         (14) Rent Rolls, Leasing Reports and Other Property Information. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter, a rent roll, security deposit report, leasing report (including lease expirations) and operating and cash statements, all for each Property;

         (15) Capital Expenditures and Budgets. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a schedule of such Fiscal Year's capital expenditures, a budget for the next Fiscal Year's planned capital expenditures and a detailed operating budget for such next Fiscal Year, including supporting schedules, all for each Property;

         (16) Receipts for Impositions. Promptly following the payment of any taxes, assessments, levies, charges or other impositions imposed on or assessed against any Property, or any part thereof, copies of the receipted bills therefor or other reasonably acceptable evidence of payment; and

         (17) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor, the Other Mortgagors, any Property or any other properties of Borrower or Guarantor as Administrative Agent may from time to time reasonably request.

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


         Section 6.10 Premises Documents; Leases. As to each Property, (i) deliver to Administrative Agent, promptly following the execution thereof, copies of (x) all amendments or supplements to any Premises Documents or any lease and (y) all leases, together with (A) to the extent available, current financial statements of the tenants thereunder (and of any guarantors of such tenants' obligations) and (B) notices of assignment in the form of EXHIBIT F;
(ii) keep all Premises Documents and leases in full force and effect, faithfully comply with and perform all of its obligations thereunder and at all times do all things reasonably necessary to compel performance by the parties to the Premises Documents or the tenants under such leases, as the case may be, of all material obligations, covenants and agreements by such parties or tenants, as the case may be, to be kept and performed thereunder; (iii) without Administrative Agent's prior written consent, which consent will not be unreasonably withheld or delayed, not (x) enter into or modify (other than immaterial modifications) any Premises Document or Major Lease where such action involves (A) a net space contraction or space contraction payment, (B) a net reduction in rent, (C) the shortening of any lease term or (D) a material increase in the landlord's potential liability or financial obligation, (y) modify (other than immaterial modification), release or terminate any guaranty of any Major Lease or (z) enter into any lease (other than a Major Lease) of any portion of the Improvements unless such lease is (A) substantially on a standard form approved by Administrative Agent, (B) at commercially reasonable market rent and (C) otherwise on commercially reasonable terms; (iv) without Administrative Agent's prior written consent (which will not be unreasonably withheld or delayed), except where the tenant is in default thereunder, not terminate or consent to the termination or surrender of any lease of any portion of the Improvements having an unexpired term of one (1) year or more except (x) in the case of a Major Lease, where a substitute lease, approved by Administrative Agent in accordance with this Section, is entered into or (y) in the case of any other lease, in the normal course of business consistent with sound and customary leasing and management practices for similar properties; (v) deliver promptly to Administrative Agent copies of any material notices which it gives or receives under any Premises Document or Major Lease; (vi) deliver to Administrative Agent, within thirty (30) days following Administrative Agent's request therefor, subordination, non-disturbance and attornment agreements (on Administrative Agent's then standard form) from the tenants under such Major Leases as Administrative Agent may from time to time specify; and (vii) deliver to Administrative Agent, within thirty (30) days following any request by Administrative Agent made within sixty (60) days of the Closing Date, estoppel certificates from any tenants who have more than one lease of space in the Improvements on such Property, which leases demise, in the aggregate, 10,000 square feet or more. Notwithstanding the foregoing, Borrower shall be required to comply with requirements of clauses (i) through (vii) above with respect to Woodlands, Spectrum Centre and Trammel Crow only to the extent it is able to do so with reasonable effort. As to the Office Properties, not enter into any Equity Share Leases covering more than 7% of the leasable area of the Improvements on any single Office Property (other than the lease to be entered into with Infospinner, Inc., a Delaware corporation, covering approximately 60,000 square feet in the Improvements on the Property identified on SCHEDULE A as Palisades Central I) or more than 3% of the leasable area of the Improvements on all Office Properties as a whole.

         Provided there exists no Event of Default, except as expressly provided in this Section 6.10 and in Section 1.14 of each of the Mortgages, Borrower and the Other Mortgagor shall have the authority to enter into such executions, modifications, terminations or extensions of leases with respect to each Property and to undertake all other commercially reasonable actions in exercising its legal remedies as landlord under the leases. With respect to any action that requires Administrative Agent's prior written consent pursuant to this Section, Administrative Agent shall be deemed to have approved Borrower's written request for approval if Administrative Agent fails to respond, either by reasonably requesting additional information or by disapproving the request, within five (5) Business Days after Administrative Agent's receipt of such request from Borrower, provided such request shall make specific reference to the provisions of this Section and shall expressly state, in solid capital letters on the first page thereof: "YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST SHALL BE DEEMED, PURSUANT TO SECTION
6.10 OF THE AMENDED AND RESTATED SECURED LOAN AGREEMENT, TO CONSTITUTE YOUR APPROVAL THEREOF."

         In the case of each Equity Share Lease, Borrower shall (or cause the Other Mortgagor to), simultaneously with its entering into such Equity Share Lease, (i) execute and deliver to Administrative Agent a pledge agreement, in form reasonably satisfactory to Administrative Agent, as security for the Loans, with respect to any Permitted Stock received by the landlord in connection with such Equity Share Lease and (ii) deliver to Administrative Agent possession of the original stock certificates evidencing such Permitted Stock, to be held by Administrative Agent to perfect its security interest in such Permitted Stock.

         Section 6.11 Compliance with Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting each Property or the Improvements thereon and cause the satisfaction of all conditions of this Agreement.

         Section 6.12 Management and Leasing Contracts. Deliver to Administrative Agent, as and when executed, certified copies of all management and leasing contracts entered into with respect to any Property, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent; and contemporaneously with entering into each such contract, at Administrative Agent's option, cause each of the foregoing to be subordinated and collaterally assigned to Administrative Agent for the benefit of Lenders as additional security for the Loans and/or cause the service provider under each such contract to undertake, inter alia, to continue performance on Lenders' behalf without additional cost in the event of a Default; and keep in full force and effect and not materially modify the management and leasing agreement(s) approved pursuant to paragraph (16) of
Section 4.01 without Administrative Agent's prior written consent.

                                  ARTICLE VII

                        SINGLE PURPOSE ENTITY AND CONTROL

         So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing to Administrative Agent or any Lender under any Loan Document or otherwise in respect of the
Loans:

         Section 7.01 Single Purpose Entity.

         (a) Borrower represents and warrants that it and its sole general partner, CRE Management VIII, LLC, a Delaware limited liability company (such sole general partner, "Principal"), and, by its execution of this Agreement Principal represents and warrants that Principal, shall be a specifically-formed single-purpose entity and that neither Borrower nor Principal has, and covenants and agrees that neither Borrower nor Principal shall:

         (i) with respect to Borrower, engage in any business or activity other than the ownership, operation and maintenance of the Properties and activities incidental thereto; and with respect to Principal, engage in any business or activity other than the ownership of its interest in Borrower and such activities as are directly related to its acting as general partner of Borrower;

         (ii) with respect to Borrower, acquire or own any material assets other than (A) the Properties, (B) such incidental personal property as may be necessary for the operation of the Properties and (C) Permitted Stock acquired under Equity Share Leases; and with respect to Principal, acquire or own any material assets other than its ownership interest in Borrower and such incidental personal property as may be necessary in connection therewith;

         (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

         (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or, without the prior consent of the Required Lenders, amend, modify or terminate any provisions of its organizational documents which relate to separateness or the role of the Independent Manager or which may hereafter be required by this Agreement;

         (v) own any subsidiary or make any investment in any Person other than, with respect to Borrower, Permitted Stock acquired under any Equity Share Lease and, with respect to Principal, its interest in Borrower;

         (vi) commingle its assets with the assets of any of its general partners, managing members, Affiliates or Principals, or of any other Person;

         (vii) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than
     (A) the Loans, (B) trade payables in the ordinary course of its business of owning and operating the Properties, provided that such trade payables are not evidenced by a note and are paid when due (but in any event, within sixty (60) days of the date incurred); and with respect to Principal, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation);

         (viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

         (ix) fail to maintain its records, books of account and bank accounts (if any) separate and apart from those of any other Person;

         (x) enter into any contract or agreement with any Affiliate of Borrower or of Principal, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties other than such Affiliate;

         (xi) partition, or seek to partition, any of the Properties, or seek the dissolution or winding up, in whole or in part, of Borrower or of Principal, as the case may be;

         (xii) fail to correct any known misunderstandings regarding the separate identity of Borrower or Principal, as the case may be;

         (xiii) hold itself out to be responsible for the debts of another
     Person;

         (xiv) make any loans or advances to any third party, including any Affiliate of Borrower or of Principal;

         (xv) fail to file its own tax returns, if required, unless part of the consolidated returns of another Person;

         (xvi) agree to, enter into or consummate any transaction which would render Borrower unable to make the representation contained in Section 5.12;

         (xvii) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business or (B) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any Affiliate of Borrower or of Principal);

         (xviii) hold itself out as or be designated as a department or division of (A) any Affiliate of Borrower or of Principal or (B) any other Person; or

         (xix) file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any entity in which it has a direct or indirect ownership interest without, in the case of Borrower, the unanimous consent of all partners and the consent of the Independent Manager and, in the case of Principal, the unanimous consent of all members, the consent of its Manager and the consent of the Independent Manager.

         (b) Borrower and Principal covenant and agree that (i) the limited partnership agreement of Borrower shall provide that (A) Borrower shall dissolve only with the unanimous consent of all partners and the consent of the Independent Manager and (B) any provision of such partnership agreement that requires the consent of the Independent Manager for a particular action may not be amended without the consent of the Independent Manager; (ii) the limited liability company agreement of Principal shall provide that (A) Principal shall be (x) governed by a Manager and (y) at all times have an Independent Manager who will have the right to consent to certain actions by Principal, (B) Principal shall dissolve only with the unanimous consent of all members, the consent of its Manager and the consent of the Independent Manager and (C) any provision of such limited liability company agreement that requires the consent of the Independent Manager for a particular action may not be amended without the consent of the Independent Manager; (iii) at all times, Principal shall have an Independent Manager; and (iv) the partnership agreement and limited liability company agreement of Borrower and Principal, respectively, shall include provisions substantially similar to those contained in paragraph (a) of this Section.

         (c) As used in this Agreement, the term "Independent Manager" means an individual, acting in the capacity described in clause (ii) (A) (y) of paragraph
(b) above, who is not at the time of initial appointment, or at any time while serving as Independent Manager, and has not been at any time during the preceding five (5) years, (i) a stockholder, director, officer, employee, partner, attorney or counsel of Principal, Borrower, Guarantor or any Affiliate thereof, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower, Guarantor or any Affiliate thereof, (iii) an Affiliate of any such stockholder, partner, customer, supplier or other Person or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager, an independent manager of an Affiliate of Principal, Borrower, Guarantor or independent manager or director of a "special purpose entity" affiliated with Principal, Borrower or Guarantor.

         Section 7.02 Ownership and Control. Borrower shall not at any time permit or suffer (i) the failure of CEI LP to be the sole member of the sole general partner of Borrower or the failure of Borrower or CWH to be wholly-owned and controlled subsidiaries of CEI LP or the failure of SMA to be a majority owned and controlled subsidiary of Borrower or the failure of CCRH to be a 99.9% owned and controlled subsidiary of CEI LP; or (ii) the failure of CEI LP to be controlled by, and at least 75% beneficially owned by (in either case, directly or indirectly) CEI; or (iii) the failure of CEI Ltd. to be a wholly-owned and controlled subsidiary of CEI; or (iv) the

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


pledge or encumbrance of any ownership interest in Borrower or CRE Management VIII, LLC; or (v) the occurrence of a Change in Control.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         Section 8.01 Financial Covenants. So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing to Administrative Agent or any Lender under any Loan Document or otherwise in respect of the Loans, Borrower shall not permit or suffer any or all of the following:

         (1) Leverage. As of the end of any calendar quarter, the outstanding principal amount under the Notes plus the total amount of outstanding Letters of Credit to exceed the sum of (i) 65% of Office Value plus (ii) 55% of Hotel Value.

         (2) Debt Yield. For any calendar quarter, the ratio of (i) the aggregate of Property Net Operating Income for all Properties for such quarter and the three (3) immediately preceding calendar quarters to (ii) the outstanding principal amount of the Notes plus the total amount of outstanding Letters of Credit as of the end of such quarter, to be less than 13.5%.

         (3) Hotel Debt Yield. For any calendar quarter, the ratio of (i) the aggregate of Property Net Operating Income for all Hotel Properties for such quarter and the three (3) immediately preceding calendar quarters to
     (ii) the product of (x) the ratio of Hotel Value to Total Value, each as of the end of such quarter, multiplied by (y) the outstanding principal amount of the Notes plus the total amount of outstanding Letters of Credit as of the end of such quarter, to be less than 15%.

         (4) Interest Coverage. For any calendar quarter, the ratio of (i) the aggregate of Property Net Operating Income for all Properties for such quarter and the three (3) immediately preceding calendar quarters to (ii) interest on the Notes for such quarter and the three (3) immediately preceding calendar quarters, to be less than 1.5 to 1.0.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         Section 9.01 Events of Default. Any of the following events shall be an "Event of Default":

         (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due, and such failure to pay shall continue unremedied for two (2) Business Days after the due date of such interest; or fail to pay any fee or any other amount due under this

     Agreement or any other Loan Document as and when due and such failure to pay shall continue unremedied for two (2) Business Days after notice by Administrative Agent of such failure to pay; or

         (2) If any representation or warranty made by Borrower, Guarantor or the Other Mortgagor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

         (3) If Borrower (i) shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or (ii) if Guarantor shall fail to perform or observe any term, covenant or agreement contained in paragraphs 9 or 10 of the Guaranty; or (iii) if any of Borrower, Guarantor or the Other Mortgagor shall fail to perform or observe any term, covenant or agreement contained in this Agreement (other than obligations specifically referred to elsewhere in this Section 9.01) or any other Loan Document, or any other document executed by Borrower, Guarantor or the Other Mortgagor and delivered to Administrative Agent or Lenders in connection with the transactions contemplated hereby and such failure under this clause (iii) shall remain unremedied for thirty (30) consecutive days after notice thereof to Borrower (or such shorter cure period as may be expressly prescribed in the applicable document); provided, however, that if any such default under clause (iii) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower, Guarantor or the Other Mortgagor, as the case may be, shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower, Guarantor or the Other Mortgagor, as the case may be, shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

         (4) If any of Borrower, Guarantor or the Other Mortgagor shall fail (i) to pay any Debt (other than the payment obligations described in paragraph
     (1) of this Section) in an amount equal to or greater than, in the case of Borrower and the Other Mortgagor, $1,000,000, or, in the case of Guarantor, $25,000,000, in any such case when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period; or (ii) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

         (5) If Borrower, Guarantor, the Other Mortgagor, or any Material Affiliate to which $50,000,000 or more of "Capitalization Value" (as such quoted term is defined in the Guaranty) is attributable, shall (i) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, all or any portion of any Property or a substantial part of its other assets; or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) have had any such petition or application filed or any such proceeding shall have been commenced, against it or all or any portion of any Property, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (v) be the subject of any proceeding under which all or any portion of any Property or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (vi) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any portion of any Property or all or any substantial part of its other property; or (vii) suffer any such custodianship, receivership or trusteeship for any or any portion of any Property or all or any substantial part of its other property, to continue undischarged for a period of sixty (60) days or more; or

         (6) If one or more judgments, decrees or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against Borrower or the Other Mortgagor, or in excess of $25,000,000 shall be rendered against Guarantor, or in excess of $5,000,000 shall be rendered against any Material Affiliate, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

         (7) If any of the following events shall occur or exist with respect to Borrower, Guarantor, the Other Mortgagor or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance which would constitute grounds for the termination of, or for the appointment of a trustee to administer, any Plan under Section 4042 of ERISA, or the institution by the PBGC of proceedings for any such termination or appointment under Section 4042 of ERISA; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the reasonable opinion of any Lender subject Borrower, Guarantor, the Other Mortgagor or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or is likely to exceed $50,000; or

         (8) If an "Event of Default" shall occur under any Mortgage (as such quoted term is defined therein); or

         (9) If, at any time, (i) CEI LP (or in the case of Spectrum, Woodlands, Trammell Crow Center and those Office Properties identified on SCHEDULE A as Three Westlake and Four Westlake, the Person currently serving as property manager/leasing agent therefor), or a replacement manager/leasing agent acceptable in all respects to Administrative Agent (other than CEI LP which shall be deemed to be acceptable to Administrative Agent), shall cease to provide the management and leasing services for any Office Property or (ii) any of the Hotel Properties are managed by a Person which has not been approved by Administrative Agent; or

         (10) If, at any time, CEI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not a publicly traded company listed on a recognized U.S. national stock exchange; or

         (11) If, at any time, a Material Adverse Change shall occur; or

         (12) If, at any time, any portion of Borrower's, Guarantor's or the Other Mortgagor's assets constitute plan assets for ERISA purposes (within the meaning of C.F.R. Section 2510.3-101).

         Section 9.02 Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Lenders,
(i) declare the outstanding balance of the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts due under this Agreement and under the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower and/or (ii) exercise any remedies provided in any of the Loan Documents or by Law.

                                   ARTICLE X

                  ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

         Section 10.01 Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall at all times administer the Loans in accordance herewith using the same standard of care it uses in connection with similar loans for its own account. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or to any other Lender). No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its Obligations. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 10.02 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in any Loan or Participation from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders and any other holder of all or any portion of any Loan or Participation.

         Section 10.03 Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent has such actual knowledge or receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of Default or Event of Default that Administrative

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


Agent sends to Borrower. Administrative Agent, following consultation with Lenders, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided, however, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to the Loan Documents or to Law. Each Lender acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including, without limitation, the Notes) other than through Administrative Agent.

         Section 10.04 Rights of Administrative Agent as a Lender. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall include Administrative Agent in its capacity as a Lender. Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

         Section 10.05 Sharing of Costs by Lenders; Indemnification of Administrative Agent. Each Lender agrees to pay its ratable share, based on the respective outstanding principal balances under its Notes and the other Notes, of any expenses incurred by Administrative Agent (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of any of the Mortgages or the Collateral Assignments or to preserve or protect any of the Collateral (it being understood, however, that in no event shall Administrative Agent incur such expenses aggregating more than $5,000,000 without the approval of the Required Lenders). In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Base Rate from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under other applicable provisions of any Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such other provisions), for its ratable share, based upon the outstanding principal balances under its Notes and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other

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


Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04 or under any other applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, however, that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (ii) any loss of principal or interest with respect to Administrative Agent's Loan.

         Section 10.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or Guarantor (or any Affiliate of Borrower or Guarantor) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

         Section 10.07 Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless, in cases where Section 10.05 is applicable, it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for an additional indemnity and cease, or not commence, the action indemnified against until such additional indemnity is furnished.

         Section 10.08 Resignation or Removal of Administrative Agent. Administrative Agent may resign on at least thirty (30) days' written notice to Lenders and Borrower (whether before or after the occurrence of an Event of Default). Administrative Agent may be removed at any time (x) with cause, by the Required Lenders, or (y) if the outstanding plus undisbursed amount of its Loan Commitment is less than five percent (5%) of the outstanding plus undisbursed amount of the Total Loan Commitment, without cause, by the Required Lenders and the Majority Lenders by

Tranche, provided that in either case Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal of Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Lenders, shall be that Lender then having the greatest Loan Commitment. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within twenty (20) days after the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of Lenders. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this
Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 10.09 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification hereof or of any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

         Section 10.10 Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower and/or Guarantor to perform any of their respective Obligations.

         Section 10.11 Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

         Section 10.12 Non-Receipt of Funds by Administrative Agent;
Adjustments.

         (a) Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate.

         (b) If, after Administrative Agent has paid each Lender's share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Administrative Agent's request, promptly return its share of such payment or application to Administrative Agent, together with such Lender's proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application. In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 10.13 Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent a U.S. Internal Revenue Service Form W-8ECI in respect of all payments to be made to such Lender by Borrower or Administrative Agent under this Agreement or any other Loan Document or a U.S. Internal Revenue Service Form W-8BEN establishing such Lender's complete exemption from United States withholding tax in respect of payments to be made to such Lender by Borrower or Administrative Agent under this Agreement or any other Loan Document, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or Participation or such Lender's Loan Commitment or obligation to purchase Participations until such Lender shall have furnished to Administrative Agent the requested form, certification, statement or document.

         Section 10.14 Pro Rata Treatment. Except to the extent otherwise provided, (i) each advance of proceeds of the Tranche A Loans shall be made by the

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


Tranche A Lenders, (ii) each reduction of the amount of the Total Loan Commitment under Section 2.10 shall be applied to the Loan Commitments of the Tranche A Lenders, and (iii) each payment of the commitment fee accruing under
Section 2.07(a) shall be made for the account of the Tranche A Lenders, ratably according to the amounts of their respective Tranche A Loan Commitments.

         Section 10.15 Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all Lenders shall share ratably the benefit of such payment. To such end, Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         Section 10.16 Possession of Documents. Each Lender shall keep possession of its own Notes. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

         Section 10.17 Intentionally Omitted.

         Section 10.18 Effect of a Lender's Failure to Make an Advance. In the event any Lender fails for any reason to fund the portion it is required to fund of any advance of Loan proceeds by 3:00 p.m. (New York time) on the second Business Day after the date established by Administrative Agent as the date such advance is to be made, such Lender shall be a "Delinquent Lender" for all purposes hereunder until and unless such delinquency is cured in accordance with the terms of and by the time permitted under Section 10.19, and the following provisions shall apply:

         (1) Administrative Agent shall notify (such notice being referred to as the "Delinquency Notice") each Lender and Borrower of any Lender's failure to fund. Each Non-Delinquent Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Delinquent Lender's portion of such advance, provided that, within ten (10) days of the date of the Delinquency Notice (the "Election Period"), such Non-Delinquent Lender or Lenders (each such Lender, an "Electing Lender") irrevocably commit(s) by notice in writing (an "Election Notice") to Administrative Agent, the other Lenders and Borrower to fund the Delinquent Lender's portion of the advance that is the subject of the delinquency (the "Delinquency Amount"). If Administrative Agent receives more than one Election Notice within the Election Period, then the Electing Lenders sending such notices shall be deemed to have committed to fund ratable shares of

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     the Delinquency Amount based upon the amounts of their respective Loan
     Commitments. If there are one or more Electing Lenders and the Delinquent Lender fails to cure during the Election Period as provided in Section 10.19, then upon the expiration of the Election Period, each Electing Lender's Loan Commitment shall be automatically increased by the Delinquency Amount (if there is only one Electing Lender) or such Electing Lender's ratable share, determined as aforesaid, of the Delinquency Amount (if there are two (2) or more Electing Lenders), and the Delinquent Lender's Loan Commitment shall automatically be reduced by the Delinquency Amount. Administrative Agent shall thereupon notify Borrower and each Lender of (i) the adjusted amounts of the Loan Commitments and (ii) the date the Delinquency Amount is to be remitted by the Electing Lenders to Administrative Agent (which date shall be no sooner than three (3) Business Days after such notice). In the event Administrative Agent shall not have advanced the Delinquency Amount pursuant to Section 10.12 or Borrower shall have refunded such advance pursuant to paragraph (5) of this Section, Administrative Agent shall advance to Borrower the Delinquency Amount no later than one (1) Business Day after Administrative Agent receives the same from the Electing Lender(s). In the event Administrative Agent shall have previously advanced the Delinquency Amount pursuant to Section 10.12 and Borrower shall not have refunded such advance pursuant to paragraph (5) of this Section, Administrative Agent shall reimburse itself for such advance from the funds received from the Electing Lender(s). Notwithstanding anything to the contrary contained herein, if Administrative Agent advances its own funds in respect of a Delinquent Lender's portion of an advance, Administrative Agent shall be entitled to the interest on the portion of the outstanding principal amount of the Loans represented thereby, from the date Administrative Agent makes such advance until the date it is reimbursed therefor.

         (2) In connection with the adjustment of the amounts of the Loan Commitments of the Delinquent Lender and Electing Lender (s) upon the expiration of the Election Period as aforesaid, Borrower covenants that it shall, promptly following the request of the Electing Lender(s), execute and deliver to each Electing Lender and the Delinquent Lender substitute Tranche A Notes substantially in the form of EXHIBIT B-1 and stating (in the case of the substitute note to the Delinquent Lender and, if the Electing Lender was previously a Tranche A Lender, the substitute note to the Electing Lender): "This Tranche A Note is a substitute Tranche A Note as contemplated by Section 10.18 of the Loan Agreement; it replaces and is in lieu of that certain Tranche A Note made by [Maker] dated [date of Note] to the order of [Lender] in the principal sum of [Lender's original Tranche A Loan Commitment]." Such substitute notes shall be in amounts equal to such Lenders' respective Loan Tranche A Commitments, as adjusted. All such substitute notes shall constitute Notes and the obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related

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
     documents as Administrative Agent may reasonably request. The execution and delivery of substitute notes as required above shall be a condition precedent to any further advances of proceeds of the Loans. Upon receipt of its substitute note, the Electing Lender and the Delinquent Lender will return to Borrower their notes that were replaced; provided that the delivery of a substitute note to the Delinquent Lender pursuant to this
     Section 10.18 shall operate to void and replace the note(s) previously held by the Delinquent Lender regardless of whether or not the Delinquent Lender returns same as required hereby. Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Loan Commitments in accordance with the foregoing provisions of this Section.

         (3) In the event that no Lender elects to commit to fund the Delinquency Amount within the Election Period as provided in paragraph (1) of this Section, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.

         (4) Subject to a Delinquent Lender's right to cure as provided in
     Section 10.19, but notwithstanding anything else to the contrary contained in this Agreement, the Delinquent Lender's interest in, and any and all amounts due to a Delinquent Lender under, the Loan Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the Non-Delinquent Lenders under the Loan Documents (including future advances), and the Delinquent Lender thereafter shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, subject to Section 10.19, any Delinquent Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to the Delinquent Lender's becoming a Delinquent Lender.

         (5) If, pursuant to the operation of Section 10.12, an advance of Loan proceeds is made without Administrative Agent's receipt of a Delinquent Lender's portion thereof, in addition to Borrower's obligations under
     Section 10.12, Borrower shall, upon demand of Administrative Agent, refund the Delinquency Amount to Administrative Agent. Borrower's failure to do so within ten (10) days of such demand shall, notwithstanding anything to the contrary contained herein or in any Mortgage, constitute an Event of Default.

         If a Delinquent Lender's obligations with respect to the Delinquency Amount are assumed by one or more Electing Lenders, then, notwithstanding anything to the contrary contained in this Agreement (including Section 10.14), subsequent advances of the Loans shall be made by Lenders in proportion to the remaining available amounts of their respective Loan Commitments.

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


         Section 10.19 Cure by Delinquent Lender. A Delinquent Lender may cure a delinquency arising out of its failure to fund its required portion of any advance if, within the Election Period, it remits to Administrative Agent its required portion of such advance (together with interest thereon at the Default Rate from the date such advance was to have been made if such advance was made by Administrative Agent and not refunded by Borrower pursuant to either Section
10.12 or paragraph (5) of Section 10.18), in which event Administrative Agent shall so notify Borrower and the Non-Delinquent Lenders of its receipt of such funds. If Administrative Agent shall not have advanced the Delinquency Amount from its own funds pursuant to Section 10.12 (or such advance shall have been made but shall have been refunded by Borrower pursuant to paragraph (5) of
Section 10.18), Administrative Agent shall, within one (1) Business Day of its receipt thereof from the Delinquent Lender, advance the Delinquency Amount to Borrower. If Administrative Agent shall have advanced the Delinquency Amount pursuant to Section 10.12 and Borrower shall not have refunded such advance pursuant to paragraph (5) of Section 10.18, Administrative Agent shall notify Borrower and each Lender of its intention to reimburse itself from funds received from the Delinquent Lender (which reimbursement is hereby authorized) for funding the Delinquency Amount. In the event any Delinquent Lender cures a delinquency prior to the expiration of the Election Period (or thereafter with the consent of all of the Non-Delinquent Lenders), such Delinquent Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to that Lender's becoming a Delinquent Lender and prior to its curing the delinquency as provided in this Section; provided that such amendment or waiver of action was taken in accordance with the provisions of this Agreement. A Delinquent Lender shall have absolutely no right to cure any delinquency after the expiration of the Election Period unless all Non-Delinquent Lenders, in their sole discretion, elect to permit such cure.

         Section 10.20 Delinquent Lender Not Excused. Nothing contained in Sections 10.18 or 10.19 shall release or in any way limit a Delinquent Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Delinquent Lender shall indemnify and hold harmless Administrative Agent and each of the Non-Delinquent Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the Non-Delinquent Lenders as a result of a Delinquent Lender's failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Administrative Agent and any Lender as a result of and/or in connection with (i) a Non-Delinquent Lender's acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Delinquent Lender and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

         Section 10.21 Notices Regarding Delinquent Lender. Notices by Administrative Agent or Lenders pursuant to Sections 10.18 or 10.19 may be by telephone or by facsimile.

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


         Section 10.22 Replacement Lender. In the event any Lender becomes a Delinquent Lender and none of the other Lenders elects to be an Electing Lender pursuant to Section 10.18, Borrower shall have the right, at any time, provided there exists no Default or Event of Default, to replace the Delinquent Lender as a Lender with another bank, financial institution, insurance company or investment company or fund reasonably acceptable to the Required Lenders on the then-existing terms and conditions of the Loan Documents (such replacement institution, a "Replacement Lender"). If Borrower opts to exercise such right, it shall give notice thereof to Administrative Agent, which notice shall specify the proposed Replacement Lender. Administrative Agent shall promptly send a copy of such notice to each Lender. If the Required Lenders do not reasonably disapprove the Replacement Lender, Administrative Agent shall so notify Borrower and each Lender and the Delinquent Lender shall assign all of the rights in respect of its Loan, and the Replacement Lender shall assume all the Delinquent Lender's obligations in respect of such Loan, pursuant to an agreement substantially in the form of an Assignment and Assumption Agreement. In connection with such assignment and assumption, the Replacement Lender shall pay the Delinquent Lender an amount equal to the outstanding principal amount under the Delinquent Lender's Note plus all interest accrued thereon plus all other amounts then due and payable to the Delinquent Lender. Upon the effective date of such assignment and assumption and the payment by the Replacement Lender to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500, the Replacement Lender shall become a "Lender" for all purposes hereunder, with a Loan Commitment in an amount equal to the former Loan Commitment of the Delinquent Lender, and the Delinquent Lender's Loan Commitment shall automatically be reduced to zero. In connection with the foregoing, Borrower shall execute and deliver to the Replacement Lender substitute Notes substantially in the forms of EXHIBIT B-1, B-2 and/or B-3, as applicable, with each stating: "This Note is a substitute [Tranche A, B or C, as applicable] Note as contemplated by Section 10.22 of the Loan Agreement; it replaces and is in lieu of that certain [Tranche A, B or C, as applicable] Note made by [Maker] dated [date of Note] to the order of [Delinquent Lender] in the principal sum of [Delinquent Lender's original Tranche A, B or C Loan Commitment, as applicable]." Such substitute notes shall constitute Notes and the obligations evidenced thereby shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution and delivery of substitute notes as aforesaid, (i) Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request and (ii) the Delinquent Lender will return to Borrower its notes that were replaced; provided that the delivery of substitute notes to the Replacement Lender pursuant to this
Section 10.22 shall operate to void and replace the notes previously held by the Delinquent Lender regardless of whether or not the Delinquent Lender returns the same as required hereby. If the Replacement Lender is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 10.13.

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


         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the substitution of Lenders in accordance with the foregoing provisions of this Section.

         Lenders shall reasonably cooperate with Borrower's attempts to obtain a Replacement Lender, but they shall not be obligated to modify the Loan Documents in connection therewith, other than modifications pursuant to the immediately preceding paragraph.

                                   ARTICLE XI

                              NATURE OF OBLIGATIONS

         Section 11.01 Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the Obligations, any Loan Documents or any agreement or instrument relating thereto,
(ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (iii) any exchange or release of any Collateral, or of any other Person from all or any of the Obligations or (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

         The Obligations shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

         Section 11.02 Non-Recourse to Borrower's Principals. Notwithstanding anything to the contrary contained herein, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of Borrower's Principals and each Lender expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of Borrower's Principals; provided, however, that nothing in this Section shall be deemed to (i) release Borrower, Guarantor or the Other Mortgagor from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions, (ii) release any of Borrower's Principals from

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


personal liability for her or his own fraudulent actions or fraudulent omissions, (iii) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents or (iv) limit the right of Administrative Agent and/or Lenders to proceed against or realize upon all or part of the Mortgaged Property under any Mortgage or any other Collateral or any and all of the assets of Borrower and/or Guarantor (notwithstanding the fact that any or all of Borrower's Principals may have an ownership interest in Borrower and/or Guarantor and, thereby, an interest in the assets of Borrower and/or Guarantor) or to name Borrower, Guarantor and/or the Other Mortgagor (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower, Guarantor and/or the Other Mortgagor, all or part of the Mortgaged Property under any Mortgage or any other Collateral, any of Borrower's Principals) as a party defendant in, and to enforce against all or part of the Mortgaged Property under any Mortgage or any other Collateral and/or assets of Borrower and/or Guarantor any judgment obtained by Administrative Agent and/or Lenders with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent's and/or Lenders' rights against all or part of the Mortgaged Property under any Mortgage or any other Collateral or Borrower, Guarantor or the Other Mortgagor, but not otherwise) or shall be enforced against Borrower's Principals or their assets.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

         Section 12.02 Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower, Guarantor or the Other Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to by (a) the Required Lenders and the Majority Tranche A Lenders, do either of the following: (i) have the effect (either immediately or at some later time) of enabling Borrower to satisfy a condition precedent to the making of an advance of Tranche A or (ii) change the definition of "Majority Tranche A Lenders"; or (b) the Required Lenders and the Majority Lenders by Tranche, do any of the following: (i) change the proviso in the definition of "Hotel Value", (ii) alter the manner in which payments or prepayments of principal, interest or

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other amounts under the Loan Documents shall be applied as between Lenders or
Tranches or (iii) increase the Total Loan Commitment; or (c) all Lenders, do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Loan Document, (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any other Loan Document, (iii) change the definition of "Required Lenders" or "Majority Lenders by Tranche", (iv) amend this Section or any other provision requiring the consent of all Lenders, (v) waive any default under paragraph (5) of Section 9.01, (vi) release, in whole or in part, any Guarantor other than in accordance with the Loan Documents, (vii) change Section 12.17, (viii) increase the amount of a Lender's individual Loan Commitment or (ix) release any material portion of the Mortgaged Property under any Mortgage or of any other Collateral other than in accordance with the Loan Documents.

         Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and Lenders, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (x) shall be given in the form of a written notice to each Lender, (y) shall be accompanied by or include a description or copy of the matter or thing as to which such determination, approval, consent or disapproval is requested and (z) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten
(10) Business Days (or five (5) Business Days with respect to any decision to accelerate or stop acceleration of the Loans) after receipt of the request therefor by Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved or consented to such recommendation or determination.

         Section 12.03 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

         Section 12.04 Expenses; Indemnification. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all reasonable fees and expenses of counsel, engineers, appraisers and consultants) incurred by

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


Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and
(ii) the enforcement hereof or of any or all of the other Loan Documents; provided, however, that Borrower shall not be responsible for (x) the fees and expenses of legal counsel for any Lender other than UBS incurred in connection with said counsel's review of this Agreement and the other Loan Documents prior to execution, (y) costs, expenses and charges incurred by Administrative Agent and Lenders in connection with the administration of the Loan (other than the administration fee separately agreed to by Borrower and Administrative Agent and the reasonable fees and expenses of Administrative Agent's counsel) and (z) the fees and expenses of any Participant or Assignee or their respective counsel. In connection with the foregoing, Lenders agree, to the extent practicable, to appoint a single counsel and local counsel, selected by Administrative Agent, to act on behalf of all Lenders in connection with the enforcement of the Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Default Rate for Base Rate Loans from the date of demand. Borrower agrees to indemnify Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (A) any claims by brokers due to acts or omissions by Borrower or (B) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         The obligations of Borrower under this Section and under Article III shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

         Section 12.05 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, Lenders and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

         Any Lender may at any time grant to one or more banks or other financial institutions, insurance companies or investment companies or funds not affiliated with Borrower (each a "Participant") participating interests in its Loan ("Participations"). In the event of any such grant by a Lender of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in

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connection with such Lender's rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in sub-clauses (i) through (ix) of clause (c) of Section 12.02 without the consent of the Participant.

         Any Lender may at any time assign (a) to any bank or other financial institution, insurance company or investment company or fund not affiliated with Borrower with the consent of Administrative Agent and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed, or (b) to one or more banks or other financial institutions, insurance companies or investment companies or funds not affiliated with Borrower which are majority owned subsidiaries of a Lender or of the Parent of a Lender or which is the surviving entity in a merger or consolidation of a Lender or its Parent, or which, in the case of an investment company or fund, are managed by the same advisor (each such consented to (under clause (a) above) or permitted (under clause (b) above) bank or other financial institution, insurance company or investment company or fund, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, in each case, after giving effect to such assignment the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Lender's Loan Commitment, each will be equal to or greater than $5,000,000, unless otherwise permitted by Administrative Agent (it being understood that in the case of two (2) or more investment companies or funds managed by the same advisor, such minimum Loan Commitments shall be calculated by aggregating the Loan Commitments of all such funds, provided, however, that the Loan Commitment of each such individual investment company or fund shall be equal to or greater than $1,000,000, unless otherwise permitted by Administrative Agent); provided, further, however, that the assigning Lender shall not be required to maintain a Loan Commitment in the minimum amount aforesaid in the event it assigns all of its rights and obligations under this Agreement and its Notes. Upon (i) execution and delivery of such instrument,
(ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500 (provided that only one such fee shall be required in the event of a simultaneous assignment to two (2) or more investment companies or funds managed by the same advisor), such Assignee shall be a Lender under this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Lender (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the original Notes

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


of the assigning Lender. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Assignee is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 10.13. Each Assignee shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

         Unless otherwise permitted by Administrative Agent, in the case of any assignment by a Tranche A Lender or Tranche B Lender pursuant to this Section, each such Lender's Tranche A Note and Tranche B Note (or proportionate parts of each) must be assigned jointly and such Notes may not be assigned singly.

         Any Lender may at any time freely assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. Further, any Lender that is a fund that invests in bank loans may (without the consent of Borrower or Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee or other agent for holders of obligations owed or securities issued, by such fund as security for such obligations or securities. No such assignment or pledge, however, shall release the transferor/pledgor Lender from its obligations hereunder.

         Borrower recognizes that in connection with a Lender's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In connection with a Lender's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Lender shall also indicate that the same are delivered on a confidential basis. Each Lender agrees to provide Administrative Agent and Borrower with notice of all Participations sold by such Lender.

         Section 12.06 Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, Lenders. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel.

         Section 12.07 Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder

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


shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

         Section 12.08 Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Lender may otherwise have, Administrative Agent and each Lender shall be entitled, but only with the prior consent of the Required Lenders, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Administrative Agent's or such Lender's offices, in Dollars or in any other currency, against any amount payable by Borrower to Administrative Agent or such Lender under this Agreement or such Lender's Notes or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and (in the case of setoff by a Lender) Administrative Agent thereof; provided, however, that failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

         Section 12.09 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 12.11 Intentionally Omitted.

         Section 12.12 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law).

         Section 12.13 Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives (i) promptness and diligence,
(ii) notice of any actions taken by Administrative Agent or any Lender under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder, (iv) any requirement that

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


Administrative Agent or any Lender protect, secure, perfect or insure any Lien on all or any portion of the Mortgaged Property under any Mortgage or on any other Collateral or exhaust any right or take any action against Borrower, Guarantor or any other Person or against all or any portion of the Mortgaged Property under any Mortgage or any other Collateral, (v) any right or claim of right to cause a marshalling of the assets of Borrower, Guarantor or any other Person and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.

         Section 12.14 Year 2000. Borrower represents, warrants and covenants that it and Guarantor have taken and shall take all action reasonably necessary to assure that its data processing (including internal accounting and bookkeeping) systems, information technology systems and building systems (including microprocessors for building systems) are capable of effectively processing data and information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations or any interface therewith to provide, invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any material degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and that all such systems shall be reasonably effective and accurate in managing and manipulating data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause a material abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate materially incorrect values or invalid results involving such dates. At the request of Administrative Agent, Borrower shall provide, and cause Guarantor to provide, Administrative Agent with reasonably acceptable assurance of Borrower's and Guarantor's year 2000 capability.

         Section 12.15 Jurisdiction; Immunities. Borrower, Administrative Agent and each Lender hereby irrevocably submit to the jurisdiction of any New York State or U.S. federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document. Borrower, Administrative Agent, and each Lender irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or U.S. federal court. Borrower, Administrative Agent, and each Lender irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower, Administrative Agent or each Lender, as the case may be, at the addresses specified herein. Borrower, Administrative Agent and each Lender agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Borrower, Administrative Agent and each Lender further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

         Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Lender to serve legal process in any other manner permitted by Law.

         To the extent that Borrower, Administrative Agent or any Lender have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Lender hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

         BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN ADDITION, BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

         Section 12.16 Gross-Up For Taxes. All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on a Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to such Lender hereunder or under its Notes the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the its Loan at the rates or in the amounts specified in this Agreement and its Notes; provided, however, that Borrower shall not be required to increase any such amounts payable to such Lender if such Lender is not organized under the Laws of the United States or a state thereof and such Lender fails to comply with the requirements of Section

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


10.13. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Administrative Agent for the account of such Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         Section 12.17 Additions and Releases of Properties.

         (a) Subject to the conditions set forth below in this Section, Borrower shall have the right from time to time to (1) cause one or more office properties owned by Borrower and approved by Required Lenders and the Majority Lenders by Tranche, each in their sole and absolute discretion, to be encumbered by a Mortgage and thereby become an Office Property or (2) obtain the release of a Property from the Mortgage encumbering such Property, each such addition or release of a Property to effect an immediate change in the computations of compliance with the covenants set forth in Section 8.01. (b) The addition of any new Property shall be subject to the satisfaction of the following conditions, in addition to the conditions set forth in clause (1) of paragraph (a) of this
Section:

         (i) There shall exist no Default or Event of Default;

         (ii) Administrative Agent shall have received (x) a Mortgage of the Property, duly executed by Borrower and recorded (or delivered for recording) in the appropriate land records, together with executed financing statements filed (or delivered for filing) under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Administrative Agent, desirable to perfect the lien created by said Mortgage and (y) an Indemnity, duly executed by Borrower and Guarantor (each such Mortgage and Indemnity to be substantially in the form of the Mortgages and Indemnities with respect to the Properties initially given as security for the Loans but with such changes as Administrative Agent reasonably deems necessary or advantageous under local law or in connection with the particular Property);

         (iii) Each of the Property-specific representations and warranties set forth in this Agreement shall be true and correct in all material respects with respect to the Property;

         (iv) The Property shall not have suffered any material casualty and no eminent domain proceedings material to the Property shall have been commenced (or threatened) with respect to all or any part thereof;

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


         (v) Administrative Agent shall have received and approved an operating statement with respect to the Property for the most recent Fiscal Year and for the stub period ending with the most recent calendar quarter; at the request of a Lender, Administrative Agent shall send a copy thereof to such Lender promptly following such request;

         (vi) Administrative Agent shall have received and approved (x) each of the items listed in paragraphs (6) through (17), (21) and (24) of Section
     4.01 with respect to the Property; and (y) such endorsements to the title insurance policies insuring the Mortgages as Administrative Agent shall reasonably require; at the request of a Lender, Administrative Agent shall send a copy of any of such items to such Lender promptly following such request;

         (vii) Administrative Agent shall have received from Borrower, and approved, a certificate of the sort required by clause (ii) of paragraph
     (3) of Section 6.09 (a copy of which Administrative Agent shall send to any Lender promptly following such Lender's request), which shall demonstrate Borrower's compliance, as of the date of the addition of the Property to be added, taking into account the addition of the Property, with the covenants of Borrower enumerated in said clause (ii);

         (viii) Administrative Agent shall have received such other documents, opinions and assurances as it may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent; and

         (ix) Administrative Agent shall have received payment of all its reasonable out-of-pocket expenses in connection with the addition of the Property, including reasonable fees and expenses of counsel.

At the time of the approval of the Property to be added, Borrower, Administrative Agent and the Required Lenders and Majority Lenders by Tranche will confirm in writing what the appraised value of the Property is.

         (c) The release of any Property shall be subject to the satisfaction of the following conditions:

         (i) There shall exist no Default or Event of Default;

         (ii) Administrative Agent shall have received from Borrower, and approved, a certificate of the sort required by clauses (i) and (ii) of paragraph (3) of Section 6.09 (a copy of which Administrative Agent shall promptly send to each Lender), which shall demonstrate Borrower's and Guarantor's compliance, as of the date of the proposed release of the Property, with the covenants contained in Article VIII hereof and paragraphs 9 and 10 of the Guaranty, taking into account the release of the Property; Borrower shall, concurrently with the release of the Property, make a payment in reduction of the outstanding principal amount of the Notes in an amount equal to the greater of (x) the amount such that said covenants are complied with or (y) the Release Price of such Property; for

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


     purposes hereof, "Release Price" shall mean, (A) in the case of an Office Property listed on SCHEDULE A under "Office - Part II" that is released prior to June 30, 2000, 65% of the Property Allocated Value thereof at the time of the release, (B) in the case of an Office Property other than an Office Property described in clause (A) above, 110% multiplied by 65% of the Property Allocated Value thereof at the time of the release or (C) in the case a Hotel Property, 110% multiplied by 55% of the Property Allocated Value thereof at the time of the release, in any such case disregarding the proviso in the definition of "Property Allocated Value";

         (iii) Concurrently with such release, the Property shall be conveyed to a Person other than Borrower; and

         (iv) Administrative Agent shall have received from Borrower payment of Administrative Agent's reasonable out-of-pocket expenses in connection with such release, including reasonable fees and expenses of counsel.

         Section 12.18 Reappraisals of Hotel Properties. At the request of Administrative Agent, any Hotel Property shall be reappraised from time to time for purposes of determining its Property Allocated Value; provided, however, that no Hotel Property shall be reappraised more than once during any twelve
(12)-month period. Each such reappraisal shall (1) conform to the requirements of Section 4.01(8) and (2) be reasonably acceptable in form and substance (including methods, procedures and scope of services) to the Administrative Agent. The cost of each such appraisal shall be paid by Borrower.

         Section 12.19 Certain Provisions Regarding Disposition Properties.

         (a) Notwithstanding the provisions of Section 4.01, although a Mortgage of each Disposition Property will be required to be executed and delivered to Administrative Agent as a condition precedent to the making of the Initial Advance, the recording of such Mortgages, as well as the delivery of certain other items relating to the Disposition Properties, shall be deferred as hereinafter provided (the parties hereto acknowledging that, as of the Closing Date, the Disposition Properties are not owned by Borrower, but may, under certain circumstances, be conveyed to Borrower as hereinafter provided).

         (b) On or before the Closing Date:

         (i) Borrower shall cause CEI LP to deliver to Administrative Agent documents, duly executed by CEI LP (and Borrower where applicable) and in proper form for recording, where applicable, to effect the conveyance of fee title in the Disposition Properties to Borrower, such documents to include: (A) a Warranty Deed and Assignment, (B) a Blanket Conveyance, Bill of Sale and General Assignment, (C) an Assignment and Assumption of Leases and Rents and (D) a Bills Paid Affidavit (the foregoing documents, collectively, the "Disposition Property Conveyance Documents"); and

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


         (ii) Borrower shall deliver to Administrative Agent the Mortgage and related UCC-1 financing statements for each Disposition Property, each duly executed and in proper form for recording or filing (the foregoing documents, collectively, the "Disposition Property Mortgages").

         The Disposition Property Conveyance Documents and the Disposition Property Mortgages shall be held by Administrative Agent and not recorded or filed or otherwise released from Administrative Agent's possession except as set forth below in this Section. If (x) an Event of Default shall occur, then, with respect to all Disposition Properties or (y) if the Disposition Property identified on SCHEDULE A as AT&T Building shall not be conveyed by CEI LP as contemplated by the Sales Contract therefor on or before May 26, 2000 (as such date may be extended by Administrative Agent, but no later than December 15,
2000) or if the Sales Contract therefor terminates or is cancelled, then, with respect to each such non-conveyed Disposition Property: (A) Administrative Agent shall be irrevocably and unconditionally authorized to immediately record/file the Disposition Property Conveyance Documents and the Disposition Property Mortgages in the appropriate offices and (B) Borrower shall, within thirty (30) days after the occurrence of the condition set forth in clause (x) or (y) above, as applicable, deliver to Administrative Agent, at Borrower's expense, the items required by paragraphs (6), (8), (10) and (12) of Section 4.01.

         Borrower agrees, within five (5) days after demand by Administrative Agent, to execute or cause the execution of all additional documents and instruments, and to pay all costs, necessary to carry out the intention of this Section. If Borrower shall fail to perform any of the covenants or satisfy any of the conditions contained in this Section, Administrative Agent and/or Lenders may perform such covenants or satisfy such conditions on Borrower's behalf, and Borrower hereby irrevocably and unconditionally directs and authorizes Lenders and/or Administrative Agent to make advances to pay the costs of performing such covenants or satisfying such conditions on Borrower's behalf, including, without limitation, the payment of recording and transfer taxes and fees and reasonable attorneys' fees. Any such advances made by Administrative Agent or Lenders shall be repaid by Borrower at the Default Rate for Base Rate Loans and shall be secured by the Mortgages and the Collateral Assignments. Borrower hereby appoints Administrative Agent as its attorney-in-fact (which appointment shall be coupled with an interest and irrevocable) for the purpose of executing any documents or doing any acts necessary to carry out the intention of this Section.

         (c) Upon the conveyance of a Disposition Property as contemplated by the Sales Contract therefor (which conveyance shall be subject to the satisfaction of the conditions for release of a Property set forth in Section 12.17), Administrative Agent shall return to Borrower the Disposition Property Mortgage and Disposition Property Conveyance Documents for such Disposition Property being so conveyed.

         Section 12.20 Partial Releases. Provided there exists no Default or Event of Default, Administrative Agent shall release the liens of the Mortgages on the Properties identified on SCHEDULE A as Four Westlake and Avallon Phase II from portions of such Properties (each such portion, a "Release Parcel"), in connection with the development by an Affiliate of Borrower on each such Release Parcel of office or

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


other facilities, all reasonably approved by Administrative Agent, that are compatible with the Improvements on the balance of the applicable Property and of a first class quality and character consistent with said Improvements. The Release Parcel, in the case of Four Westlake, shall be an approximately 3.1759 acre parcel identified as the "Development Parcel" on the survey by Dannenbaum Engineering Corporation, dated May 11, 1998, and, in the case of Avallon Phase II, shall be of a size, and have a location and configuration, reasonably acceptable to Administrative Agent. Such releases shall be subject to (a) in the case of the Release Parcel in respect of Avallon Phase II, Administrative Agent's reasonable determination that such Release Parcel did not contribute to the value determined by the appraisal of Avallon Phase II required by paragraph
(8) of Section 4.01 and (b) Administrative Agent's receipt, in each case, of:
(i) evidence that the balance of the Property constitutes a separate tax lot and endorsements to the title insurance policy for the Mortgage of the Property to such effect and further insuring that the lien of such Mortgage will not be impaired by virtue of the release of the Release Parcel, (ii) an opinion of Borrower's counsel (or other evidence) that the portion of the Property remaining subject to the Mortgage complies with all applicable requirements of Governmental Authorities (including zoning), (iii) a current survey of the Premises, specifically delineating the Release Parcel, certified to Administrative Agent and the Title Insurer, (iv) evidence that the portion of the Property remaining subject to the Mortgage has adequate pedestrian and vehicular access for the contemplated uses thereof to publicly dedicated roads,
(v) such other documents, opinions and assurances as Administrative Agent may reasonably request (all of the foregoing items (i) through (v) to be in form and substance reasonably satisfactory to Administrative Agent), and (vi) payment of Administrative Agent's reasonable out-of-pocket expenses, including the fees and expenses of its counsel, in connection with the foregoing transactions.

         Section 12.21 Special Provisions Regarding Results of Operations of Hotel Properties. Lenders and Administrative Agent acknowledge that results of operations of the Hotel Properties for a particular month are reported to Borrower by the lessees/operators of the Hotel Properties sixty (60) days after the end of such month and, consequently, it is difficult for Borrower to report results of operations for a particular calendar quarter, to the extent they relate to the Hotel Properties, within forty-five (45) days after the end of such calendar quarter, as required by paragraphs (2) and (14) of Section 6.09. Therefore, the parties hereto have agreed to make certain adjustments in financial measurement and reporting relating to the Hotel Properties. To wit, the provisions and definitions of this Agreement pertaining to the measurement and reporting of results of operations on a quarterly basis (such as paragraphs
(2), (3) and (14) of Section 6.09 shall, to the extent such results of operations relate to Hotel Properties, refer not to the results of a particular calendar quarter or twelve (12)-month period ending with such calendar quarter, but instead shall be deemed to refer to the three (3)-month period consisting of the first two (2) months of such calendar quarter and the last month of the preceding calendar quarter, or the twelve (12)-month period ending with such three (3) month period, as the case may be. Similar adjustments will be made in the reporting required under this Agreement pertaining to results of operations of Guarantor, to the extent such results relate to hotel properties. The foregoing shall not alter any provisions or definitions to the extent they relate to Office Properties (or properties of Guarantor other than hotel properties).

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           CRESCENT REAL ESTATE FUNDING VIII, L.P., a
                           Delaware limited partnership (as Borrower)

                           By: CRE Management VIII, LLC, a Delaware
                               limited liability company, its general partner

                               By: Crescent Real Estate Equities, Ltd., a
                                   Delaware corporation, its manager


                                   By: /s/ Christopher T. Porter
                                       -------------------------
                                     Name:  Christopher T. Porter
                                     Title: Vice President & Treasurer

                           Address for notices:

                           c/o Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100
                           Forth Worth, TX 76102-5325
                           Attention: Chris Porter
                           Telephone: (817) 321-1455
                           Telecopy:  (817) 321-2000

                           For the purpose of signifying its agreement to the provisions of Section 7.01:

                           CRE MANAGEMENT VIII, LLC,
                            a Delaware limited liability company

                           By: Crescent Real Estate Equities, Ltd., a Delaware
                               corporation, its manager


                               By: /s/ Christopher T. Porter
                                   -------------------------
                                 Name:  Christopher T. Porter
                                 Title: Vice President & Treasurer

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


                          UBS AG, STAMFORD BRANCH
                          (as Lender and Administrative Agent)


                          By: /s/ David Goldman
                              -------------------
                            Name:  David Goldman
                            Title: Director


                          By: /s/ Jeffrey W. Wald
                              -------------------
                            Name:  Jeffrey W. Wald
                            Title: Executive Director

                          Address for notices, Administrative Agent's Office and Applicable Lending Office:

                          UBS AG, Stamford Branch
                          c/o Warburg Dillon Read LLC
                          299 Park Avenue
                          New York, NY 10171
                          Attention: Xiomara Martez
                          Telephone: 212-821-3872
                          Telecopy:  212-821-4138

                           FLEETBOSTON ROBERTSON STEPHENS INC.
                           (as Syndication Agent)


                           By
                              --------------------
                              Name:
                              Title:

                           CITICORP REAL ESTATE, INC.
                           (as Documentation Agent)


                           By: /s/ Michael Chlysak
                               -------------------
                               Name:  Michael Chlysak
                               Title: Vice President

                           FLEET NATIONAL BANK
                           (as Lender)

                           By
                              --------------------
                              Name:
                              Title:

                           Address for notices and
                           Applicable Lending Office:

                           Fleet National Bank
                           115 Perimeter Center Place, Suite 500
                           Atlanta, GA 30346
                           Attention: Dan Stegemoeller
                           Telephone: 770-390-6547
                           Telecopy:  770-390-8434

                                   SCHEDULE A

                         PROPERTIES - AS OF CLOSING DATE

                                         SQUARE
                                       FOOTAGE/# OF                                                             PROPERTY
           PROPERTY                       ROOMS                        LOCATION                              ALLOCATED VALUE
           --------                    ------------                    --------                              ---------------

OFFICE - PART I:

3333 Lee Parkway                          233,769               3333 Lee Parkway Dallas, TX                    $26,700,000

Four Westlake                             561,065           200 Westlake Park Blvd. Houston, TX                 75,000,000

Greenway I & IA                           146,704            2150 Lakeside Blvd. Richardson TX                  19,900,000

The Addison                               215,016              16415 Addison Road Dallas, TX                    23,500,000

Three Westlake                            414,251           550 Westlake Park Blvd. Houston, TX                 49,500,000

5050 Quorum                               133,594              5050 Quorum Drive Dallas, TX                     12,900,000

Addison Tower                             145,886             14951 Dallas Parkway Dallas, TX                   14,000,000

Austin Center                             343,665              701 Brazos Street Austin, TX                     42,000,000

Avallon Phase II                          106,342             10415 Morado Circle Austin, TX                    15,500,000

Cedar Springs Plaza                       110,923              2501 Cedar Springs Dallas, TX                    11,700,000

Greenway II                               154,329           2400 Lakeside Blvd. Richardson, TX                  18,300,000

Post Oak Central                        1,277,516           2000 Post Oak Boulevard Houston, TX                170,000,000

Spectrum Centre                           598,250             5080 Spectrum Drive Dallas, TX                    71,300,000

Stemmons Place                            634,381            2777 Stemmons Freeway Dallas, TX                   50,000,000

Trammell Crow Center                    1,128,331               2001 Ross Avenue Dallas, TX                    164,300,000

1800 West Loop South                      399,777            1800 West Loop South Houston, TX                   40,000,000

Palisades Central I                       180,503        2425 N. Central Expressway Richardson, TX              17,300,000

Palisades Central II                      237,731        2435 N. Central Expressway Richardson, TX              24,900,000

Washington Harbour                        536,206          3050 K. Street, N.W. Washington, D.C.               145,000,000

OFFICE - PART II:

Amberton Tower                            255,052          4144 N. Central Expressway Dallas, TX                17,000,000

Concourse Office Park                     244,897            6310-6390 LBJ Freeway Dallas, TX                   15,900,000

One Preston Park                           40,525                   2301 Ohio Plano, TX                          2,500,000

Valley Centre                              74,861          9901 Valley Ranch Parkway Dallas, TX                  7,100,000

Walnut Green*                             158,669            7502 Greenville Avenue Dallas, TX               *** 2,364,107

AT&T Building*                            184,581             1875 Lawrence Street Denver, CO               *** 11,376,644

Woodlands*                                810,630                   **The Woodlands, TX                     *** 63,326,325

Bank One - Austin                         389,503             221 West 6th Street Austin, TX                    61,000,000

Frost Bank Plaza                          433,024             816 Congress Avenue Austin, TX                    67,000,000

1615 Poydras*                             508,741           1615 Poydras Street New Orleans, LA             *** 44,532,389
(Freeport-McMoran)

Central Park Plaza*                       409,850             222 South 15th Street Omaha, NE               *** 31,009,283

HOTEL/RESORT:


Sonoma Mission Inn                            198      18140 Sonoma Highway 12 Boyes Hot Springs, CA            85,000,000

Sonoma Golf Club                               --              17700 Arnold Drive Sonoma, CA                    15,000,000

Canyon Ranch Tucson                           250            8600 E. Rockcliff Road Tucson, AZ                  70,200,000

Ventana Inn                                    62                 Highway One Big Sur, CA                       32,000,000

Omni Austin                                   315        700 San Jacinto at 8th Street Austin, TX               40,000,000


----------

*        Indicates Property under contract as of the Closing Date

** 3606 Research Forest, 3200 Research Forest, 8701 New Trail Drive, 8665 New Trails Ln., 4200 Research Forest Drive, 8301 New Trails Drive, 8401 New Trails Drive, 10200 Grogan's Mill Road, 10077 Grogan's Mill Road, 10055 Grogan's Mill Road, 1400 Woodloch Forest and 1610 Woodstead Court, all in The Woodlands, Texas

*** Initial Property Capitalization Value is used as initial Property Allocated Value for these Properties

                                  SCHEDULE A-1

                       PROPERTIES - AS OF DATE OF AMENDED
                             AND RESTATED AGREEMENT


                                          SQUARE
                                        FOOTAGE/# OF                                                            PROPERTY
           PROPERTY                        ROOMS                        LOCATION                             ALLOCATED VALUE
           --------                     ------------                    --------                             ---------------

OFFICE - PART I:

3333 Lee Parkway                          233,769               3333 Lee Parkway Dallas, TX                    $26,700,000

Four Westlake                             561,065           200 Westlake Park Blvd. Houston, TX                 75,000,000

Greenway I & IA                           146,704            2150 Lakeside Blvd. Richardson TX                  19,900,000

The Addison                               215,016              16415 Addison Road Dallas, TX                    23,500,000

Three Westlake                            414,251           550 Westlake Park Blvd. Houston, TX                 49,500,000

5050 Quorum                               133,594              5050 Quorum Drive Dallas, TX                     12,900,000

Addison Tower                             145,886             14951 Dallas Parkway Dallas, TX                   14,000,000

Austin Center                             343,665              701 Brazos Street Austin, TX                     42,000,000

Avallon Phase II                          106,342             10415 Morado Circle Austin, TX                    15,500,000

Cedar Springs Plaza                       110,923              2501 Cedar Springs Dallas, TX                    11,700,000

Greenway II                               154,329           2400 Lakeside Blvd. Richardson, TX                  18,300,000

Post Oak Central                        1,277,516           2000 Post Oak Boulevard Houston, TX                170,000,000

Spectrum Centre                           598,250             5080 Spectrum Drive Dallas, TX                    71,300,000

Stemmons Place                            634,381            2777 Stemmons Freeway Dallas, TX                   50,000,000

Trammell Crow Center                    1,128,331               2001 Ross Avenue Dallas, TX                    164,300,000

1800 West Loop South                      399,777            1800 West Loop South Houston, TX                   40,000,000

Palisades Central I                       180,503        2425 N. Central Expressway Richardson, TX              17,300,000

Palisades Central II                      237,731        2435 N. Central Expressway Richardson, TX              24,900,000

Washington Harbour                        536,206          3050 K. Street, N.W. Washington, D.C.               145,000,000

OFFICE - PART II:

Valley Centre                              74,861          9901 Valley Ranch Parkway Dallas, TX                  7,100,000

AT&T Building*                            184,581             1875 Lawrence Street Denver, CO               *** 11,376,644

Woodlands*                                810,630                   **The Woodlands, TX                     *** 63,326,325

Bank One - Austin                         389,503             221 West 6th Street Austin, TX                    61,000,000

Frost Bank Plaza                          433,024             816 Congress Avenue Austin, TX                    67,000,000

HOTEL/RESORT:

Sonoma Mission Inn                            198      18140 Sonoma Highway 12 Boyes Hot Springs, CA            85,000,000

Sonoma Golf Club                               --              17700 Arnold Drive Sonoma, CA                    15,000,000

Canyon Ranch Tucson                           250            8600 E. Rockcliff Road Tucson, AZ                  70,200,000

Ventana Inn                                    62                 Highway One Big Sur, CA                       32,000,000

Omni Austin                                   315        700 San Jacinto at 8th Street Austin, TX               40,000,000

----------

*        Indicates Property currently under contract

** 3606 Research Forest, 3200 Research Forest, 8701 New Trail Drive, 8665 New Trails Ln., 4200 Research Forest Drive, 8301 New Trails Drive, 8401 New Trails Drive, 10200 Grogan's Mill Road, 10077 Grogan's Mill Road, 10055 Grogan's Mill Road, 1400 Woodloch Forest and 1610 Woodstead Court, all in The Woodlands, Texas

*** Initial Property Capitalization Value is used as initial Property Allocated Value for these Properties

                                    EXHIBIT A

                              AUTHORIZATION LETTER

                                                                 , 2000
                                              --------------- ---

[NAME AND ADDRESS OF ADMINISTRATIVE AGENT]

             Re: Secured Loan Agreement dated as of ____________, 2000 (the
                 "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Lenders named therein, and you, as Administrative Agent for said Lenders

Dear Sir/Madam:

         In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Loan Agreement, orally, by telephone or teleprocess, or in writing:

         [NAMES]

         Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with written confirmation of each such instruction signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you, but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

         Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit requests for advances of proceeds of the Loans (including the Initial Advance) and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

         You and Lenders shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you or Lenders be liable for special, consequential or punitive damages. In addition, we agree to hold you and Lenders and your and their respective agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by your gross negligence or willful misconduct.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                             Very truly yours,

                             CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership

                             By: CRE Management VIII, LLC, a Delaware
                                 limited liability company, its general partner

                                 By: Crescent Real Estate Equities
                                     Limited Partnership, a Delaware
                                     limited partnership, its sole member

                                     By: Crescent Real Estate
                                         Equities, Ltd., a Delaware
                                         corporation, its general
                                         partner


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT B-1

                                 TRANCHE A NOTE
                                   (Revolving)

$___________                                                  New York, New York
                                                                  ________, 2000

         For value received, CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, "Lender"), at the principal office of UBS AG, Stamford Branch located at 299 Park Avenue, New York, New York 10171 ("Administrative Agent") for the account of the Applicable Lending Office of Lender, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by Lender under its Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. The Loan Agreement provides in certain cases for the accrual of interest at the Default Rate.

         The date and amount of each advance of the Loan made by Lender to Borrower under the Loan Agreement referred to below, and each payment of said Loan, shall be recorded by Lender on its books and, prior to any transfer of this Note (or, at the discretion of Lender, at any other time), may be endorsed by Lender on the schedule attached hereto and any continuation thereof.

         This Note is one of the Tranche A Notes referred to in the Amended and Restated Secured Loan Agreement dated as of _________, 2000 (as the same may be amended, restated or supplemented from time to time, the "Loan Agreement") among Borrower, the "Lenders" named therein (including Lender) and Administrative Agent, as administrative agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         This Note is secured by, among other things, the various Mortgages which contain, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower and Lenders (including Lender) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

                                     B-1-1

         Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of Lenders and the owner or owners of any of the Mortgaged Property under any of the Mortgages or any other Collateral, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law); provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to Lender permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to Lender shall apply to Lender under this Note.

                             CRESCENT REAL ESTATE FUNDING VIII,
                             L.P., a Delaware limited partnership

                             By: CRE Management VIII, LLC, a Delaware
                                 limited liability company, its general partner

                                 By: Crescent Real Estate Equities
                                     Limited Partnership, a Delaware
                                     limited partnership, its sole member

                                     By: Crescent Real Estate
                                         Equities, Ltd., a Delaware
                                         corporation, its general
                                         partner

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                     B-1-2

                         Amount of      Amount of    Balance
         Date             Advance        Payment    Outstanding     Notation by
         ----            ---------      ---------   -----------     -----------



                                     B-1-3

                                   EXHIBIT B-2

                                 TRANCHE B NOTE
                                     (Term)

$___________                                                  New York, New York
                                                                  ________, 2000

         For value received, CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, "Lender"), at the principal office of UBS AG, Stamford Branch located at 299 Park Avenue, New York, New York 10171 ("Administrative Agent") for the account of the Applicable Lending Office of Lender, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by Lender under its Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. The Loan Agreement provides in certain cases for the accrual of interest at the Default Rate.

         The date and amount of the advance of the Loan made by Lender to Borrower under the Loan Agreement referred to below, and each payment of said Loan, shall be recorded by Lender on its books and, prior to any transfer of this Note (or, at the discretion of Lender, at any other time), may be endorsed by Lender on the schedule attached hereto and any continuation thereof.

         This Note is one of the Tranche B Notes referred to in the Amended and Restated Secured Loan Agreement dated as of _____________, 2000 (as the same may be amended, restated or supplemented from time to time, the "Loan Agreement") among Borrower, the "Lenders" named therein (including Lender) and Administrative Agent, as administrative agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         This Note is secured by, among other things, the various Mortgages which contain, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower and Lenders (including Lender) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

                                     B-2-1

         Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of Lenders and the owner or owners of any of the Mortgaged Property under any of the Mortgages or any other Collateral, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law); provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to Lender permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to Lender shall apply to Lender under this Note.


                             CRESCENT REAL ESTATE FUNDING VIII,
                             L.P., a Delaware limited partnership

                             By: CRE Management VIII, LLC, a Delaware
                                 limited liability company, its general partner

                                 By: Crescent Real Estate Equities
                                     Limited Partnership, a Delaware
                                     limited partnership, its sole member

                                     By: Crescent Real Estate
                                         Equities, Ltd., a Delaware
                                         corporation, its general
                                         partner

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                     B-2-2

                         Amount of      Amount of    Balance
         Date             Advance        Payment    Outstanding     Notation by
         ----            ---------      ---------   -----------     -----------



                                     B-2-3

                                   EXHIBIT B-3

                                 TRANCHE C NOTE
                                     (Term)

$___________                                                  New York, New York
                                                                  ________, 2000

         For value received, CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, "Lender"), at the principal office of UBS AG, Stamford Branch located at 299 Park Avenue, New York, New York 10171 ("Administrative Agent") for the account of the Applicable Lending Office of Lender, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by Lender under its Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. The Loan Agreement provides in certain cases for the accrual of interest at the Default Rate.

         The date and amount of the advance of the Loan made by Lender to Borrower under the Loan Agreement referred to below, and each payment of said Loan, shall be recorded by Lender on its books and, prior to any transfer of this Note (or, at the discretion of Lender, at any other time), may be endorsed by Lender on the schedule attached hereto and any continuation thereof.

         This Note is one of the Tranche C Notes referred to in the Amended and Restated Secured Loan Agreement dated as of ___________, 2000 (as the same may be amended, restated or supplemented from time to time, the "Loan Agreement") among Borrower, the "Lenders" named therein (including Lender) and Administrative Agent, as administrative agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         This Note is secured by, among other things, the various Mortgages which contain, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower and Lenders (including Lender) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

                                     B-3-1

         Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of Lenders and the owner or owners of any of the Mortgaged Property under any of the Mortgages or any other Collateral, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law); provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to Lender permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to Lender shall apply to Lender under this Note.

                             CRESCENT REAL ESTATE FUNDING VIII,
                             L.P., a Delaware limited partnership

                             By: CRE Management VIII, LLC, a Delaware
                                 limited liability company, its general partner

                                 By: Crescent Real Estate Equities
                                     Limited Partnership, a Delaware
                                     limited partnership, its sole member

                                     By: Crescent Real Estate
                                         Equities, Ltd., a Delaware
                                         corporation, its general
                                         partner

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                     B-3-2

                         Amount of      Amount of    Balance
         Date             Advance        Payment    Outstanding     Notation by
         ----            ---------      ---------   -----------     -----------



                                     B-3-3

                                    EXHIBIT C

                               MATERIAL AFFILIATES

           Name        State of Formation      % Interest*      Principal Business
           ----        ------------------      ----------       ------------------



----------

*        specifying whether Borrower's, CEI's, CEI LP's or CEI Ltd's

                                    EXHIBIT D

                              SOLVENCY CERTIFICATE

         The person executing this certificate is a _______________ of Crescent Real Estate Equities, Ltd., a Delaware corporation ("CEI Ltd."), the general partner Crescent Real Estate Equities Limited Partnership ("CEI LP"), a Delaware limited partnership of which Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership ("Borrower"), is a wholly owned and controlled subsidiary, and is familiar with Borrower's and Guarantor's properties, assets and businesses (and those of Crescent Washington Harbour, LLC ("CWH"), Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership ("CCRH") and Spectrum Mortgage Associates, L.P., a Delaware limited partnership ("SMA"), all of which are also subsidiaries of CEI LP) and is duly authorized to execute this certificate on behalf of Borrower, Guarantor, CWH, CCRH and SMA pursuant to the Secured Loan Agreement dated as of the date hereof (the "Loan Agreement") among Borrower, the lenders party thereto (each, a "Lender" and collectively, "Lenders") and UBS AG, Stamford Branch, as administrative agent for Lenders (in such capacity, together with its successors in such capacity, "Administrative Agent"). In executing this Certificate, such person is acting solely in his or her capacity as the _________ of CEI Ltd., and not in his or her individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

         The undersigned further certifies that he or she has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as he or she deems reasonably necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         The undersigned understands that Administrative Agent and Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

         The undersigned certifies that each of Borrower, Guarantor, CWH, CCRH and SMA is Solvent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________, 2000.


                                       -----------------------------------------
                                       Name:

                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of __________, 200_, between [insert name of assigning Lender] ("Assignor") and [insert name of Assignee] ("Assignee").

                              Preliminary Statement

         1. This Assignment and Assumption Agreement (this "Agreement") relates to the Amended and Restated Secured Loan Agreement dated as of _____________, 2000 (as the same may be amended from time to time, the "Loan Agreement") among ____________ ("Borrower"), the lenders party thereto (each a "Lender" and, collectively, "Lenders") and ________________, as administrative agent for Lenders ("Administrative Agent"). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

         2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower in an aggregate principal amount of $____________ ("Assignor's Loan Commitment"), consisting of a Tranche A Loan Commitment in the amount of $__________, a Tranche B Loan Commitment in the amount of $__________, and a Tranche C Loan Commitment in the amount of $__________.

         3. The aggregate outstanding principal amount of Assignor's Loan made pursuant to Assignor's Loan Commitment at commencement of business on the date hereof is $__________, consisting of $__________ under Tranche A, $__________
under Tranche B and $__________ under Tranche C.

         4. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of its Loan and Loan Commitment thereunder in an amount equal to $__________ with respect to Tranche A, $__________ with respect to Tranche B and $__________ with respect to Tranche C (collectively the "Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Administrative Agent (and, if applicable, Borrower), and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Lender under the Loan Agreement with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment (broken down among Tranches A, B and C as set forth in Preliminary Statement 4 above) and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants that it (x) owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances and (y) is legally authorized to enter into and perform this Agreement. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

         SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to $___________. Except as otherwise agreed by Assignor and Assignee, it is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 3. Consents; Execution and Delivery of Notes. This Agreement is conditioned upon the consent of Administrative Agent and, provided there exists no Event of Default, of Borrower pursuant to Section 12.05 of the Loan Agreement. The execution of this Agreement by Borrower (if required) and Administrative Agent is evidence of this consent. [CONSENTS NOT REQUIRED FOR CERTAIN ASSIGNMENTS TO ENTITIES RELATED TO A LENDER.] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

         SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral, credit analysis of Borrower and the other parties to the Loan Documents, and decision to enter into this Agreement, and will continue to be responsible for making its own independent appraisal of the Collateral and of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

         SECTION 5. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law).

         SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7. Certain Representations and Agreements by Assignee. Assignee represents and warrants that it is legally authorized to enter into and perform this Agreement. In addition, Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of
Section 10.13 of the Loan Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                       -----------------------------------------
                                       (as Assignor)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       -----------------------------------------
                                       (as Assignee)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       Applicable Lending Office and
                                       Address for notices:


                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       Attention:
                                                  ------------------------------
                                       Telephone:
                                                  ------------------------------
                                       Telecopy:
                                                 -------------------------------

                                       -----------------------------------------
                                       (as Administrative Agent)



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       -----------------------------------------
                                       (as Borrower)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT F

                          NOTICE-OF-ASSIGNMENT OF LEASE
                           (On Letterhead of Borrower)


                                                 _____________, 200_

[Name and Address of Tenant]

         Re: Lease Dated:
             Mortgagee: _______________________ (as
               administrative agent for itself and other lenders)
             Address of Mortgagee:
             Mortgage Dated: ____________

Dear Sir/Madam:

         The undersigned has assigned by a mortgage or deed of trust (the "Mortgage") dated as shown above to or for the benefit of the Mortgagee identified above (hereinafter "Mortgagee") all its estate, right, title and interest in, to and under the Lease between you and the undersigned dated as set forth above, as said Lease may have been heretofore modified or amended (the "Lease"), together with all right, title and interest of the undersigned as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

         [*CERTAIN PROVISIONS OF THE MORTGAGE, THE TEXT OF WHICH ARE ATTACHED HERETO, RESTRICT SOME OF THE UNDERSIGNED'S RIGHTS UNDER THE LEASE. HOWEVER, SAID S]aid assignment does not impair or diminish any of our obligations to you under the provisions of the Lease, nor are any such obligations imposed upon Mortgagee or upon the lenders for whom Mortgagee is acting as administrative agent, or their respective successors or assigns.

         Pursuant to said assignment you are hereby notified that in the event of a demand on you by Mortgagee or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to Mortgagee and we hereby agree that the receipt by you of such a demand shall be conclusive evidence of Mortgagee's right to the receipt thereof and that the payment of the rents by you to Mortgagee pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to the undersigned.

----------

NOTE: To be sent in accordance with notice requirements of the Lease.

*        To be used if property located in New York.

         Kindly indicate your receipt of this letter and your agreement to the effect set forth below by signing the enclosed copy thereof and mailing it to Mortgagee at its address identified above to the attention of its Real Estate Finance Office.

                                       [BORROWER]


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

         The undersigned acknowledges receipt of the original of this letter and agrees for the benefit of Mortgagee that it shall notify Mortgagee of any default on the part of the landlord under the Lease which would entitle the undersigned to cancel the Lease or to abate the rent payable thereunder, and further agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof shall be effective unless Mortgagee has received the notice aforesaid and has failed within 30 days of the date thereof to cure, or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure, of landlord's default which gave rise to the right to cancel.

                                       [NAME OF TENANT]


                                       By
                                          --------------------------------------
                                                                  ,
                                          ------------------------
                                          its authorized officer

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

ARTICLE I DEFINITIONS AND CONSTRUCTION OF TERMS..........................................................2
     Section 1.01          Definitions...................................................................2
     Section 1.02          Accounting Terms.............................................................17
     Section 1.03          Computation of Time Periods..................................................17
     Section 1.04          Rules of Construction........................................................17

ARTICLE II THE LOANS....................................................................................18
     Section 2.01          The Loans....................................................................18
     Section 2.02          Purpose......................................................................19
     Section 2.03          Advances, Generally..........................................................19
     Section 2.04          Procedures for Advances after Initial Advance................................19
     Section 2.05          Interest Periods; Renewals...................................................20
     Section 2.06          Interest.....................................................................20
     Section 2.07          Fees.........................................................................20
     Section 2.08          Notes........................................................................21
     Section 2.09          Prepayments..................................................................21
     Section 2.10          Cancellation of Commitments..................................................22
     Section 2.11          Method of Payment............................................................22
     Section 2.12          Elections, Conversions or Continuation of Loans..............................23
     Section 2.13          Minimum Amounts..............................................................24
     Section 2.14          Certain Notices Regarding Elections, Conversions and Continuations of Loans..24
     Section 2.15          Late Payment Premium.........................................................24
     Section 2.16          Letters of Credit............................................................25
     Section 2.17          Additional Conditions to Advances of Tranche A...............................26

ARTICLE III YIELD PROTECTION; ILLEGALITY; ETC...........................................................27
     Section 3.01          Additional Costs.............................................................27
     Section 3.02          Limitation on Types of Loans.................................................28
     Section 3.03          Illegality...................................................................28
     Section 3.04          Treatment of Affected Loans..................................................29
     Section 3.05          Certain Compensation.........................................................29
     Section 3.06          Capital Adequacy.............................................................30
     Section 3.07          Substitution of Lenders......................................................30
     Section 3.08          "Lender" to Include Participants.............................................32

ARTICLE IV CONDITIONS PRECEDENT.........................................................................32
     Section 4.01          Conditions Precedent to the Initial Advance..................................32
     Section 4.02          Conditions Precedent to Advances After the Initial Advance...................38
     Section 4.03          Deemed Representations.......................................................38

ARTICLE V REPRESENTATIONS AND WARRANTIES................................................................38
     Section 5.01          Due Organization and General Power and Authority.............................38

                                                                                                       Page
                                                                                                       ----

     Section 5.02          Power and Authority Regarding Loans; No Conflicts; Compliance With Laws......39
     Section 5.03          Legally Enforceable Agreements...............................................39
     Section 5.04          Litigation...................................................................40
     Section 5.05          Good Title to Properties.....................................................40
     Section 5.06          Taxes........................................................................40
     Section 5.07          ERISA........................................................................40
     Section 5.08          No Default on Outstanding Judgments or Orders................................41
     Section 5.09          No Defaults on Other Agreements..............................................41
     Section 5.10          Government Regulation........................................................41
     Section 5.11          Environmental Protection.....................................................41
     Section 5.12          Solvency.....................................................................42
     Section 5.13          Financial Statements.........................................................42
     Section 5.14          Valid Existence of Affiliates................................................42
     Section 5.15          Insurance....................................................................42
     Section 5.16          Accuracy of Information; Full Disclosure.....................................43
     Section 5.17          Separate Tax and Zoning Lot..................................................43
     Section 5.18          Zoning and Other Laws; Covenants and Restrictions............................43
     Section 5.19          Utilities Available..........................................................43
     Section 5.20          Creation of Liens............................................................43
     Section 5.21          Roads........................................................................43
     Section 5.22          Premises Documents and Leases................................................44
     Section 5.23          Applicability of Representations and Warranties to Residential Corporations and
                           Investment Partnerships......................................................44

ARTICLE VI AFFIRMATIVE COVENANTS........................................................................44
     Section 6.01          Maintenance of Existence.....................................................44
     Section 6.02          Maintenance of Records.......................................................45
     Section 6.03          Maintenance of Insurance.....................................................45
     Section 6.04          Compliance with Laws; Payment of Taxes.......................................45
     Section 6.05          Right of Inspection..........................................................45
     Section 6.06          Compliance With Environmental Laws...........................................45
     Section 6.07          Maintenance of Properties....................................................46
     Section 6.08          Payment of Costs.............................................................46
     Section 6.09          Reporting and Miscellaneous Document Requirements............................46
     Section 6.10          Premises Documents; Leases...................................................49
     Section 6.11          Compliance with Covenants, Restrictions and Easements........................50
     Section 6.12          Management and Leasing Contracts.............................................50

ARTICLE VII SINGLE PURPOSE ENTITY AND CONTROL...........................................................51
     Section 7.01          Single Purpose Entity........................................................51
     Section 7.02          Ownership and Control........................................................53

ARTICLE VIII FINANCIAL COVENANTS........................................................................54
     Section 8.01          Financial Covenants..........................................................54

                                                                                                       Page
                                                                                                       ----

ARTICLE IX EVENTS OF DEFAULT............................................................................54
     Section 9.01          Events of Default............................................................54
     Section 9.02          Remedies.....................................................................57

ARTICLE X ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS.................................................57
     Section 10.01         Appointment, Powers and Immunities of Administrative Agent...................57
     Section 10.02         Reliance by Administrative Agent.............................................58
     Section 10.03         Defaults.....................................................................58
     Section 10.04         Rights of Administrative Agent as a Lender...................................59
     Section 10.05         Sharing of Costs by Lenders; Indemnification of Administrative Agent.........59
     Section 10.06         Non-Reliance on Administrative Agent and Other Lenders.......................60
     Section 10.07         Failure of Administrative Agent to Act.......................................60
     Section 10.08         Resignation or Removal of Administrative Agent...............................60
     Section 10.09         Amendments Concerning Agency Function........................................61
     Section 10.10         Liability of Administrative Agent............................................61
     Section 10.11         Transfer of Agency Function..................................................61
     Section 10.12         Non-Receipt of Funds by Administrative Agent; Adjustments....................61
     Section 10.13         Withholding Taxes............................................................62
     Section 10.14         Pro Rata Treatment...........................................................62
     Section 10.15         Sharing of Payments Among Lenders............................................63
     Section 10.16         Possession of Documents......................................................63
     Section 10.17         Intentionally Omitted........................................................63
     Section 10.18         Effect of a Lender's Failure to Make an Advance..............................63
     Section 10.19         Cure by Delinquent Lender....................................................66
     Section 10.20         Delinquent Lender Not Excused................................................66
     Section 10.21         Notices Regarding Delinquent Lender..........................................66
     Section 10.22         Replacement Lender...........................................................67

ARTICLE XI NATURE OF OBLIGATIONS........................................................................68
     Section 11.01         Absolute and Unconditional Obligations.......................................68
     Section 11.02         Non-Recourse to Borrower's Principals........................................68

ARTICLE XII MISCELLANEOUS...............................................................................69
     Section 12.01         Binding Effect of Request for Advance........................................69
     Section 12.02         Amendments and Waivers.......................................................69
     Section 12.03         Usury........................................................................70
     Section 12.04         Expenses; Indemnification....................................................70
     Section 12.05         Assignment; Participation....................................................71
     Section 12.06         Documentation Satisfactory...................................................73
     Section 12.07         Notices......................................................................73
     Section 12.08         Setoff.......................................................................74
     Section 12.09         Severability.................................................................74
     Section 12.10         Counterparts.................................................................74
     Section 12.11         Intentionally Omitted........................................................74
     Section 12.12         Governing Law................................................................74
     Section 12.13         Waivers......................................................................74

                                                                                                       Page
                                                                                                       ----

     Section 12.14         Year 2000....................................................................75
     Section 12.15         Jurisdiction; Immunities.....................................................75
     Section 12.16         Gross-Up For Taxes...........................................................76
     Section 12.17         Additions and Releases of Properties.........................................77
     Section 12.18         Reappraisals of Hotel Properties.............................................79
     Section 12.19         Certain Provisions Regarding Disposition Properties..........................79
     Section 12.20         Partial Releases.............................................................80
     Section 12.21         Special Provisions Regarding Results of Operations of Hotel Properties.......81

SCHEDULE A    - Properties - As of Closing Date

SCHEDULE A-1  - Properties - As of Date of Amended and Restated Agreement

SCHEDULE 5.04 - Litigation

SCHEDULE 5.22 - Lease Purchase Options



EXHIBIT A     - Authorization Letter

EXHIBIT B-1   - Tranche A Note

EXHIBIT B-2   - Tranche B Note

EXHIBIT B-3   - Tranche C Note

EXHIBIT C     - Information Regarding Material Affiliates

EXHIBIT D     - Solvency Certificate

EXHIBIT E     - Assignment and Assumption Agreement

EXHIBIT F     - Notice of Assignment of Lease

                                               As of May 18, 2000


Crescent Real Estate Funding VIII, L.P.
777 Main Street, Suite 2100
Fort Worth, Texas  76102-5325


Attention: Mr. Christopher Porter


           Re: Amended and Restated Secured Loan Agreement, dated as of May 10,
               2000, among Crescent Real Estate Funding VIII, L.P., as Borrower, UBS AG, Stamford Branch ("UBS") and Fleet National Bank, as Lenders, FleetBoston Robertson Stephens Inc., as Syndication Agent, Citicorp Real Estate, Inc., as Documentation Agent, and UBS, as Administrative Agent (the "Loan Agreement")


Dear Sir/Madam:

         This is to confirm the agreement among the parties to the Loan Agreement that Section 2.09 of the Loan Agreement is amended as follows:

                  1. In the first and second lines of Section 2.09, the phrase
             "fifteen (15) days' notice" is amended to "fifteen(15) days' notice (in the case of prepayments of Tranche B or C) or three (3) Business Days' notice (in the case of prepayments of LIBOR Loans under the Tranche A) or one (1) Business Day's notice (in the case of prepayments of Base Rate Loans under Tranche A)"; and

                  2. Paragraph (a) of Section 2.09 is amended and restated in its entirety to read as follows:


             "(a) If the aggregate outstanding principal amount under the Tranche A, B and C Notes exceeds $700,000,000, prepayments shall be applied (x) in the case of prepayments required by Section 12.17 (c), first, to the Tranche B and C Notes in proportion to the outstanding principal amount under the Tranche B and C Notes until such time as the aggregate outstanding principal amount under the Tranche A, B and C Notes has been reduced to $700,000,000 and, second, in accordance with paragraph (b) below and (y) in the case of any other prepayment, first, at Borrower's option, to either the Tranche A, B or C Notes until such time as the aggregate outstanding principal amount under the Tranche A, B and C

         Notes has been reduced to $700,000,000 and, second, in accordance with paragraph (b)below; or".

         Except as so modified, the Loan Agreement shall remain unchanged and in full force and effect.

         This letter agreement may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

         Kindly acknowledge your agreement with the foregoing by signing and returning the enclosed copies of this letter. The Lenders other than UBS will acknowledge their agreement with the foregoing by executing the signature pages attached hereto.

                                Very truly yours,

                                UBS AG, STAMFORD BRANCH,
                                As Lender and Administrative Agent

                                By: /s/ David Goldman
                                    ---------------------------------
                                    Name:  David Goldman
                                    Title: Director

                                By: /s/ Jeffrey W. Wald
                                    ---------------------------------
                                    Name:  Jeffrey W. Wald
                                    Title: Executive Director


                                Agreement acknowledged:


                                CRESCENT REAL ESTATE FUNDING VIII,
                                L.P., a Delaware limited partnership


                                By: CRE Management VIII, LLC, a Delaware
                                    limited liability company, its general
                                    manager

                                    By: Crescent Real Estate Equities, Ltd.
                                        a Delaware corporation, its manager

                                        By: /s/ Christopher T. Porter
                                            -------------------------
                                            Name:  Christopher T. Porter
                                            Title: Vice President and Treasurer